EXECUTION VERSION CREDIT AGREEMENT dated as of September 4, 2020, among KNOWLES CORPORATION, KNOWLES LUXEMBOURG INTERNATIONAL S.À R.L. the other BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent ___________________________ JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC. and SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arrangers and Joint Bookrunners BANK OF AMERICA, N.A. and SUMITOMO MITSUI BANKING CORPORATION, as Syndication Agents HSBC BANK USA, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents [CS&M C/M 6702-113] [[5509122]]

TABLE OF CONTENTS Page ARTICLE I Definitions SECTION 1.01. Defined Terms ....................................................................................... 1 SECTION 1.02. Classification of Loans and Borrowings............................................... 50 SECTION 1.03. Terms Generally .................................................................................. 50 SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations ............................ 51 SECTION 1.05. Status of Obligations ........................................................................... 53 SECTION 1.06. Exchange Rates; Currency Equivalents ................................................ 53 SECTION 1.07. Timing of Payment or Performance ..................................................... 54 SECTION 1.08. Times of Day ....................................................................................... 54 SECTION 1.09. Divisions ............................................................................................. 54 SECTION 1.10. Interest Rates; LIBOR Notification ...................................................... 54 SECTION 1.11. Blocking Regulation ............................................................................ 55 ARTICLE II The Credits SECTION 2.01. Commitments ...................................................................................... 56 SECTION 2.02. Loans and Borrowings ......................................................................... 56 SECTION 2.03. Requests for Borrowings ..................................................................... 57 SECTION 2.04. Swingline Loans .................................................................................. 58 SECTION 2.05. Letters of Credit .................................................................................. 60 SECTION 2.06. Funding of Borrowings ........................................................................ 67 SECTION 2.07. Interest Elections ................................................................................. 68 SECTION 2.08. Termination and Reduction of Commitments ....................................... 69 SECTION 2.09. Repayment of Loans; Evidence of Debt ............................................... 70 SECTION 2.10. [Reserved.] .......................................................................................... 71 SECTION 2.11. Prepayment of Loans ........................................................................... 71 SECTION 2.12. Fees ..................................................................................................... 72 SECTION 2.13. Interest ................................................................................................ 73 SECTION 2.14. Alternate Rate of Interest; Illegality ..................................................... 74 SECTION 2.15. Increased Costs .................................................................................... 77 SECTION 2.16. Break Funding Payments ..................................................................... 78 SECTION 2.17. Taxes ................................................................................................... 79 SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs ............... 84 SECTION 2.19. Mitigation Obligations; Replacement of Lenders ................................. 85 SECTION 2.20. Defaulting Lenders .............................................................................. 87 SECTION 2.21. Incremental Facilities .......................................................................... 89 SECTION 2.22. Extension Offers .................................................................................. 93 SECTION 2.23. Borrowing Subsidiaries ....................................................................... 94 -i- [[5509122]]

SECTION 2.24. Refinancing Facilities .......................................................................... 94 ARTICLE III Representations and Warranties SECTION 3.01. Organization; Powers .......................................................................... 98 SECTION 3.02. Authorization; Enforceability .............................................................. 98 SECTION 3.03. Governmental Approvals; Absence of Conflicts .................................. 98 SECTION 3.04. Financial Condition; No Material Adverse Change ............................. 99 SECTION 3.05. Properties ............................................................................................ 99 SECTION 3.06. Litigation and Environmental Matters ................................................ 100 SECTION 3.07. Compliance with Laws and Agreements ............................................ 100 SECTION 3.08. Investment Company Status .............................................................. 100 SECTION 3.09. Taxes ................................................................................................. 101 SECTION 3.10. ERISA ............................................................................................... 101 SECTION 3.11. Subsidiaries ....................................................................................... 101 SECTION 3.12. Solvency............................................................................................ 101 SECTION 3.13. Disclosure ......................................................................................... 101 SECTION 3.14. Collateral Matters .............................................................................. 102 SECTION 3.15. Federal Reserve Regulations .............................................................. 102 SECTION 3.16. Anti-Corruption Laws and Sanctions ................................................. 102 SECTION 3.17. Affected Financial Institutions ........................................................... 103 ARTICLE IV Conditions SECTION 4.01. Effective Date.................................................................................... 103 SECTION 4.02. Each Credit Event .............................................................................. 105 SECTION 4.03. Credit Extensions to Borrowing Subsidiaries ..................................... 105 ARTICLE V Affirmative Covenants SECTION 5.01. Financial Statements and Other Information ...................................... 106 SECTION 5.02. Notices of Material Events................................................................. 108 SECTION 5.03. Existence; Conduct of Business ......................................................... 108 SECTION 5.04. Payment of Taxes and Other Obligations ........................................... 109 SECTION 5.05. Maintenance of Properties ................................................................. 109 SECTION 5.06. Insurance ........................................................................................... 109 SECTION 5.07. Books and Records; Inspection and Audit Rights ............................... 109 SECTION 5.08. Compliance with Laws and Certain Agreements ................................ 110 SECTION 5.09. Use of Proceeds and Letters of Credit ................................................ 110 SECTION 5.10. Further Assurances ............................................................................ 110 -ii- [[5509122]]

ARTICLE VI Negative Covenants SECTION 6.01. Indebtedness ...................................................................................... 111 SECTION 6.02. Liens ................................................................................................. 114 SECTION 6.03. Fundamental Changes; Business Activities ........................................ 115 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions ............. 117 SECTION 6.05. Asset Sales ........................................................................................ 120 SECTION 6.06. Sale/Leaseback Transactions ............................................................. 122 SECTION 6.07. Hedging Agreements ......................................................................... 122 SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness ................... 122 SECTION 6.09. Transactions with Affiliates ............................................................... 124 SECTION 6.10. Restrictive Agreements ...................................................................... 125 SECTION 6.11. Interest Coverage Ratio ..................................................................... 126 SECTION 6.12. Total Leverage Ratio ......................................................................... 126 SECTION 6.13. Senior Secured Leverage Ratio .......................................................... 126 SECTION 6.14. Liquidity............................................................................................ 127 ARTICLE VII Events of Default ARTICLE VIII The Administrative Agent ARTICLE IX Miscellaneous SECTION 9.01. Notices .............................................................................................. 140 SECTION 9.02. Waivers; Amendments ...................................................................... 141 SECTION 9.03. Expenses; Indemnity; Damage Waiver .............................................. 145 SECTION 9.04. Successors and Assigns ..................................................................... 147 SECTION 9.05. Survival ............................................................................................. 152 SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution .......... 153 SECTION 9.07. Severability ....................................................................................... 154 SECTION 9.08. Right of Setoff ................................................................................... 154 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process .............. 155 SECTION 9.10. Waiver of Jury Trial .......................................................................... 156 SECTION 9.11. Headings ........................................................................................... 156 SECTION 9.12. Confidentiality................................................................................... 156 SECTION 9.13. Interest Rate Limitation ..................................................................... 157 SECTION 9.14. Release of Liens and Guarantees ....................................................... 157 SECTION 9.15. USA PATRIOT Act Notice ............................................................... 158 SECTION 9.16. No Fiduciary Relationship ................................................................. 158 -iii- [[5509122]]

SECTION 9.17. Non-Public Information ..................................................................... 158 SECTION 9.18. Judgment Currency ............................................................................ 159 SECTION 9.19. Excluded Swap Obligations ............................................................... 160 SECTION 9.20. Conflicts ............................................................................................ 160 SECTION 9.21. Pari Passu Intercreditor Agreements .................................................. 160 SECTION 9.22. Limit on CFC Obligations ................................................................. 161 SECTION 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions................................................................................... 161 SECTION 9.24. Acknowledgement Regarding Any Supported QFCs.......................... 162 -iv- [[5509122]]

SCHEDULES: Schedule 2.01 — Commitments Schedule 2.05A — Existing Letters of Credit Schedule 2.05B — LC Commitments Schedule 3.11 — Subsidiaries and Joint Ventures Schedule 6.01 — Existing Indebtedness Schedule 6.02 — Existing Liens Schedule 6.04 — Existing Investments Schedule 6.10 — Existing Restrictions EXHIBITS: Exhibit A — Form of Assignment and Assumption Exhibit B — Form of Borrowing Request Exhibit C-1 — Form of Borrowing Subsidiary Agreement Exhibit C-2 — Form of Borrowing Subsidiary Termination Exhibit D — Form of Compliance Certificate Exhibit E — Form of Interest Election Request Exhibit F — Form of Perfection Certificate Exhibit G — Form of Supplemental Perfection Certificate Exhibit H-1 — Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit H-2 — Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes Exhibit H-3 — Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit H-4 — Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes -v- [[5509122]]

CREDIT AGREEMENT dated as of September 4, 2020 (this “Agreement”), among KNOWLES CORPORATION, KNOWLES LUXEMBOURG INTERNATIONAL S.À R.L., the other BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The Company (such term and each other capitalized term used and not otherwise defined herein having the meaning set forth in Section 1.01) has requested that the Administrative Agent and the Lenders extend credit to the Company and the Borrowing Subsidiaries on the terms set forth herein, and the Administrative Agent and the Lenders whose signatures appear below have agreed to extend such credit on such terms. Accordingly, the parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans and Borrowings shall be denominated in dollars. “Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing denominated in dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors and permitted assigns in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which JPMorgan Chase Bank, N.A. shall perform any of its obligations in such capacity hereunder. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. [[5509122]]

2 “Aggregate Designated Currency Revolving Exposure” means, at any time, the sum of the Dollar Equivalents of (a) the aggregate principal amounts of all Revolving Loans then outstanding and made in Euro, Pounds Sterling or any other Designated Currency, (b) the aggregate undrawn amounts of all outstanding Letters of Credit denominated in Euro, Pounds Sterling or any other Designated Currency at such time and (c) the aggregate amounts of all LC Disbursements in respect of any such Letter of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. “Aggregate Designated Currency Revolving Sublimit” means $100,000,000. “Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time. “Aggregate Revolving Exposure” means, at any time, the sum of (a) the Dollar Equivalents of all the Revolving Loans outstanding at such time, (b) the total LC Exposure at such time and (c) the total Swingline Exposure at such time. “Agreement” has the meaning set forth in the heading hereof. “Agreement Currency” has the meaning set forth in Section 9.18(b). “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the applicable Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month (or, if the applicable Screen Rate is not available for a maturity of one month with respect to dollars but is available for periods both longer and shorter than such period, the Interpolated Screen Rate as of such time); provided that if such rate shall be less than 0.50% per annum, such rate shall be deemed to be 0.50% per annum for all purposes of this Agreement. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.14(b)), then for purposes of clause (c) above the Adjusted LIBO Rate shall be deemed to be 0.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. “Alternative Currency” means any currency other than dollars, Euros or Pounds Sterling. “Ancillary Document” has the meaning assigned to such term in Section 9.06(b). [[5509122]]

3 “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Creditor” has the meaning set forth in Section 9.18(b). “Applicable Funding Account” means, as to each Borrower, the applicable account that shall be specified in a written notice signed by a Financial Officer of such Borrower and delivered to (and, in the case of any account located outside the United States, reasonably approved by) the Administrative Agent. “Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, for purposes of Section 2.19 when a Defaulting Lender that is a Revolving Lender shall exist, the term “Applicable Percentage” shall mean, at any such time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitments (disregarding such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination. “Applicable Rate” means, for any day, (a) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series and (b) with respect to any ABR Loan, LIBOR Loan or EURIBOR Loan that is a Revolving Loan or a Swingline Loan, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “ABR Spread”, “LIBOR and EURIBOR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of clause (b), until the initial delivery after the Effective Date of consolidated financial statements pursuant to Section 5.01(a) or 5.01(b), the Applicable Rate shall be based on the rates per annum set forth in Category 3: LIBOR and Total Leverage ABR Commitment Fee Total Leverage EURIBOR Ratio Spread Rate Ratio Spread Category 1 < 0.75 to 1.00 0.50% 1.50% 0.225% Category 2 > 0.75 to 1.00 0.75% 1.75% 0.250% < 1.50 to 1.00 [[5509122]]

4 Category 3 > 1.50 to 1.00 1.00% 2.00% 0.300% < 2.25 to 1.00 Category 4 > 2.25 to 1.00 1.25% 2.25% 0.350% < 3.00 to 1.00 Category 5 > 3.00 to 1.00 1.50% 2.50% 0.375% For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 5 if the Company fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant to Section 5.01(c), in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Sumitomo Mitsui Banking Corporation, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound [[5509122]]

5 or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person. “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate or the EURIBO Rate, as the case may be, for syndicated credit facilities denominated in the applicable currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.50% per annum, the Benchmark Replacement will be deemed to be 0.50% per annum for all the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion (in consultation with the Company). “Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBO Rate, as the case may be, with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBO Rate, as the case may be, with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time. [[5509122]]

6 “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Foreign Currency Overnight Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent determines in its reasonable discretion after consultation with the Company may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines, after consultation with the Company, is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate or the EURIBO Rate, as the case may be: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the applicable Screen Rate permanently or indefinitely ceases to provide the applicable Screen Rate; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate or the EURIBO Rate, as the case may be: (a) a public statement or publication of information by or on behalf of the administrator of the applicable Screen Rate announcing that such administrator has ceased or will cease to provide the applicable Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Screen Rate; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the applicable Screen Rate, a resolution authority with jurisdiction over the administrator for the applicable Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the applicable Screen Rate, in each case which states that the administrator of the applicable Screen Rate has ceased or will cease to provide the applicable Screen Rate permanently or indefinitely, provided that, at the time of such [[5509122]]

7 statement or publication, there is no successor administrator that will continue to provide the applicable Screen Rate; and/or (c) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate announcing that the applicable Screen Rate is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day (or such earlier date as the Administrative Agent and the Company shall agree) prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, the Company or the Required Lenders, as applicable, by notice to the Company (in the case of such notice by the Administrative Agent or the Required Lenders), the Administrative Agent (in the case of such notice by the Company or the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the EURIBO Rate, as the case may be, and solely to the extent that such rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate or the EURIBO Rate, as the case may be, for all purposes hereunder in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate or the EURIBO Rate, as the case may be, for all purposes hereunder pursuant to Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. [[5509122]]

8 “Borrowers” mean the Company and the Borrowing Subsidiaries. “Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of LIBOR Loans and EURIBOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan. “Borrowing Minimum” means (a) in the case of a Borrowing denominated in dollars, $1,000,000, (b) in the case of a Borrowing denominated in Euros, €1,000,000, (c) in the case of a Borrowing denominated in Pounds Sterling, £1,000,000 and (d) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $1,000,000. “Borrowing Multiple” means (a) in the case of a Borrowing denominated in dollars, $1,000,000, (b) in the case of a Borrowing denominated in Euros, €1,000,000, (c) in the case of a Borrowing denominated in Pounds Sterling, £1,000,000 and (d) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $1,000,000. “Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent. “Borrowing Subsidiary” means, at any time, (a) the Luxembourg Borrower and (b) any other Subsidiary that has been designated by the Company as a Borrowing Subsidiary pursuant to Section 2.23, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.23. “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1. “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan in any currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market and (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Operating Day. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such [[5509122]]

9 Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02 and the definition of the term “Priority Indebtedness”, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. “CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation and (c) any Domestic Subsidiary that is considered to be a “disregarded entity” for U.S. federal income tax purposes that owns (directly or indirectly) no material assets other than Equity Interests and debt interests of one or more such controlled foreign corporations. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), excluding any employee benefit plan of the Company or its Subsidiaries, and any Person acting as a trustee, agent or other fiduciary or administrator of any such plan, of Equity Interests in the Company representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; or (b) persons who were (i) directors of the Company on the Effective Date, (ii) nominated, appointed or approved for consideration for election by the board of directors of the Company or (iii) appointed or elected by directors who were directors of the Company on the Effective Date or were nominated, appointed or approved as provided in clause (ii) above, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Company. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall for all purposes of this Agreement be deemed to be a “Change in Law” (and, for purposes of the proviso in Section 2.15(a), a Change in Law that shall have occurred after the date on which each Lender shall have become a Lender), regardless of the date enacted, adopted, promulgated or issued. “Charges” has the meaning set forth in Section 9.13. [[5509122]]

10 “Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Incremental Term Loans of any Series, Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Incremental Term Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.21, 2.22 and 2.24. “Code” means the United States Internal Revenue Code of 1986. “Collateral” means the Pledged Equity Interests and any and all other assets on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations. “Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the date hereof, among the Company, the other Guarantors and the Administrative Agent, together with all supplements thereto. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Administrative Agent shall have received from the Company and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in clauses (b) and (c) of Section 4.01, with respect to such Designated Subsidiary; (b) all Equity Interests (including equity interests in Subsidiaries) owned by or on behalf of any Guarantor shall have been pledged pursuant to the Collateral Agreement and, in the case of Equity Interests in any Foreign Subsidiary, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that (i) the Guarantors shall not be required to pledge voting Equity Interests in any first-tier CFC in excess of the amount of such Equity Interests constituting 65% of the total combined voting power of all classes of Equity Interests entitled to vote and (ii) no Subsidiary shall be required to pledge any Equity Interests (or any other assets) owned by a CFC), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; (c) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens [[5509122]]

11 intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and (d) each Guarantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder. The foregoing definition shall not require the creation or perfection of pledges of or security interests in, legal opinions or other deliverables with respect to, particular assets of the Guarantors, or the provision of a Guarantee by any Subsidiary, if and for so long as the Administrative Agent, in consultation with the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, legal opinions or other deliverables in respect of such assets, or providing such Guarantee (taking into account any adverse tax consequences to the Company and its Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the delivery of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired or Subsidiaries formed or acquired after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. “Commitment” means a Revolving Commitment, an Incremental Term Commitment of any Series or any combination thereof (as the context requires). “Commitment Letter” means that certain Commitment Letter dated August 19, 2020, among the Company, JPMorgan Chase Bank, N.A., Bank of America, N.A. and BofA Securities, Inc. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform. “Company” means Knowles Corporation, a Delaware corporation. “Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent. [[5509122]]

12 “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or (b) if, and to the extent that, the Administrative Agent reasonably determines (in consultation with the Company) that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion (in consultation with the Company) are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for syndicated credit facilities denominated in the applicable currency at such time; provided that if the Administrative Agent reasonably determines (in consultation with the Company) that any such rate, methodology or convention determined in accordance with clause (a) or (b) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”. “Confidential Information Memorandum” means the Confidential Information Memorandum dated August 2020, relating to the credit facilities provided for herein. “Consolidated Cash Interest Expense” means for any period for which such amount is being determined (without duplication of any payment), (a) Consolidated Interest Expense for such period, but only to the extent paid in cash in such period, plus (b) amounts paid in cash during such period in respect of amounts that were (or would have been) included in Consolidated Interest Expense during any prior period, plus (c) amounts paid in cash during such period in respect of amounts that will be included in Consolidated Interest Expense during any future period. If during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b). “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, [[5509122]]

13 (ii) provision for federal, state, local and foreign income tax (or similar Taxes in lieu of income tax) expensed during such period including, in each case, arising out of Tax examinations, (iii) all amounts attributable to depreciation and amortization of assets for such period, (iv) any noncash items decreasing Consolidated Net Income for such period, (v) any (A) extraordinary charges for such period and (B) non- recurring or unusual charges for such period (including, in the case of clauses (A) and (B), those resulting from legal settlements, fines, judgments or orders), (vi) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (vii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, (viii) the cumulative effect for such period of a change in accounting principles, (ix) restructuring charges, costs, expenses and reserves or increases to existing reserves (including those consisting of charges, costs, expenses, reserves or increases associated with increasing the value of acquired inventory under GAAP, severance costs, relocation costs, integration costs, other business optimization costs, expenses or reserves, signing costs, retention or completion bonuses, transition costs, costs related to the closure or consolidation of facilities or curtailments, new systems design and implementation costs and modifications to pension and post- retirement employee benefit plans (including any settlement of pension liabilities)), (x) costs or expenses related to (A) the Transactions (as defined in the Existing Credit Agreement and in this Agreement) and (B) any issuance of Equity Interests, any Investment, acquisition or Disposition outside the ordinary course of business, casualty or condemnation events, recapitalizations or the incurrence, extension, renewal, refinancing, repayment, prepayment, exchange of Indebtedness permitted to be incurred hereunder and any amendment or modification to the terms of any of the foregoing transactions, (xi) [Reserved.] [[5509122]]

14 (xii) charges, costs or expenses or any reserve with respect thereto to the extent (A) actually reimbursed or (B) reimbursable pursuant to any insurance, indemnification or reimbursement provisions or similar agreements; provided that, in the case of clause (B), the Company reasonably expects to receive reimbursement for such charges, costs or expenses in any of the next four fiscal quarters following the accrual of such charges, costs, expenses or reserve (it being understood that to the extent not actually so reimbursed within such four fiscal quarters, such charges, costs or expenses shall be deducted in calculating Consolidated EBITDA for such fiscal quarters), and (xiii) earn-out obligations incurred in connection with any acquisition permitted under Section 6.04 and paid or accrued during such period; provided that (A) any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(iv) above shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made and (B) the aggregate adjustments in any period of four consecutive fiscal quarters of the Company attributable to cash items under clauses (a)(v)(B), (a)(ix) and (a)(x)(B) shall not account for more than 15% of Consolidated EBITDA for such period; and minus; (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary, non-recurring or unusual income or gains for such period, (ii) any noncash income or gains for such period, (iii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, (iv) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, and (v) the cumulative effect for such period of a change in accounting principles; provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets (including asset retirement costs or returned surplus assets of any employee benefit plan) outside the ordinary course of business by the Company or any of its consolidated Subsidiaries. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the [[5509122]]

15 extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b). “Consolidated Interest Expense” means, for any period for which such amount is being determined, total interest expense (including that properly attributable to capital leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company on a consolidated basis in accordance with GAAP, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount), all as determined on a consolidated basis in accordance with GAAP. If during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b). “Consolidated Net Income” means, for any period, the consolidated net income or loss of the Company for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clause (b) below, any other consolidated Subsidiary during such period, and (b) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary. “Consolidated Total Assets” means, at any time, the aggregate assets of the Company and its consolidated Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate or the EURIBO Rate, as the case may be. “Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that [[5509122]]

16 term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.24. “Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender. “Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Company made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent and the Company, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action unless in the case of any Lender subject to this clause (d), the Company and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Company and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of (A) the ownership or acquisition of any Equity Interest in such Lender or its parent by any Governmental Authority or (B) in the case of any Lender or parent company which is a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or [[5509122]]

17 writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. “Designated Currency” means (a) Euro, (b) Pounds Sterling and (c) any other currency other than dollars (i) that is freely transferable and convertible into dollars in the London interbank market, (ii) for which LIBO Rates can be determined as provided in the definition of “LIBO Rate” and (iii) that has been designated by the Administrative Agent as a Designated Currency at the request of the Company and with the consent of each Issuing Bank and each Revolving Lender. “Designated Subsidiary” means each Subsidiary other than (a) any Subsidiary that is not a Material Subsidiary and (b) any Subsidiary that is a CFC. “Disposition” has the meaning set forth in Section 6.05. “Dispose” has the meaning correlative thereto. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Subsidiary, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) if such Equity Interest matures, or is redeemable, convertible, exchangeable or required to be repurchased in part, only such part shall constitute Disqualified Equity Interests, (ii) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration [[5509122]]

18 of all Letters of Credit and the termination or expiration of the Commitments and (iii) an Equity Interest in any Person that is issued to any director, officer, employee, member of management, manager or consultant or to any plan for the benefit of such Persons or by any such plan to such Persons shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that none of the Permitted Convertible Notes, the Existing Senior Notes or the Permitted Convertible Notes Hedging Agreements shall constitute Disqualified Equity Interests of the Company. “Dollar Equivalent” of any amount means, at the time of determination, (a) if such amount is expressed in dollars, such amount and (b) if such amount is expressed in a currency other than dollars, the equivalent of such amount in dollars determined by the Administrative Agent pursuant to Section 1.06(a) using the Exchange Rate with respect to such currency at the time in effect under the provisions of Section 1.06(a). “dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. “Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or the Company or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable currency being executed at such time, or that include language similar to that contained in Section 2.14(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate or the EURIBO Rate, as the case may be, and (b) (i) the election by the Administrative Agent or the Company or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred in accordance with clause (a) above and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders, by the Company of written notice of such election to the Administrative Agent or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Company). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent. [[5509122]]

19 “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or, a holding company, investment vehicle or trust solely for, or owned and operated solely for the primary benefit of, a natural person with the intent and purpose of evading the natural person restriction of this clause (d)), a Defaulting Lender, or the Company or any Subsidiary. “Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, directives and other laws, and all injunctions or legally binding agreements, issued, promulgated by or entered into with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, or to related health or safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any legally enforceable contract or agreement pursuant to which liability is assumed by imposed on the Company or any Subsidiary with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests, or other comparable ownership interests, whether voting or nonvoting, in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests); provided that the Permitted Convertible Notes Hedging Agreements shall not constitute Equity Interests of the Company. “ERISA” means the Employee Retirement Income Security Act of 1974. [[5509122]]

20 “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day. “EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate. “Euro” or “€” means the single currency unit of the member States of the European Community that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union. “Events of Default” has the meaning set forth in Article VII. [[5509122]]

21 “Exchange Act” means the United States Securities Exchange Act of 1934. “Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Designated Currency, the rate at which such Designated Currency may be exchanged into dollars on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if any such source ceases to be available or ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of the term “Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.12(b), compute the Exchange Rate for purposes of determining the LC Exposure attributable to any Letter of Credit issued by it that is denominated in a Designated Currency by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose. “Exchange Rate Date” means (a) with respect to any Revolving Loan denominated in any Designated Currency, each of (i) the date of the commencement of the initial Interest Period therefor and (ii) the date of the commencement of each subsequent Interest Period therefor and (b) with respect to any Letter of Credit denominated in a Designated Currency, each of (i) the date on which such Letter of Credit is issued, (ii) the last Business Day of each subsequent fiscal quarter commencing after the date of issuance of such Letter of Credit and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the amount thereof. “Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or [[5509122]]

22 Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA; provided, that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded. “Existing Credit Agreement” means the Revolving Credit Facility Agreement dated as of October 11, 2017, among the Company, the Luxembourg Borrower, the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as in effect immediately prior to the Effective Date. “Existing Letter of Credit” means (a) each letter of credit issued for the account of the Company that is outstanding on the Effective Date and is listed on Schedule 2.05A and (b) any letter of credit that is issued by any Issuing Bank for the account of any Borrower or any Subsidiary and, subject to compliance with the requirements set forth in Section 2.05 as to the currency thereof, maximum LC Exposure and expiration of Letters of Credit, is designated as an “Existing Letter of Credit” by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation). “Existing Senior Notes” means the Company’s 3.25% Convertible Senior Notes due November 1, 2021 in the aggregate original principal amount of $172,500,000. “Existing Senior Notes Repayment” has the meaning set forth in the definition of the term “Revolving Maturity Date”. “Extending Lender” has the meaning set forth in Section 2.22(a). “Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22. “Extension Offer” has the meaning set forth in Section 2.22(a). “Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension [[5509122]]

23 Offer pursuant to Section 2.22, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Incremental Term Loans of any Class, a modification to any scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Incremental Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that in the case of Extended Loans that are Incremental Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any affirmative or negative covenants applicable to the Company and its Subsidiaries, provided that any such additional covenant with which the Company and its Subsidiaries shall be required to comply prior to the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans or Extended Commitments shall also be for the benefit of all other Lenders. “Extension Request Class” has the meaning set forth in Section 2.22(a). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into with respect to the foregoing. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement. “Fee Letters” means (a) the fee letter between the Company and JPMorgan Chase Bank, N.A. dated August 19, 2020, (b) the fee letter among the Company, Bank of America, N.A. and BofA Securities, Inc. dated August 19, 2020 and (c) the fee letter between the Company and Sumitomo Mitsui Banking Corporation dated September 4, 2020. [[5509122]]

24 “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller (or other Person with equivalent responsibilities to any of the foregoing Persons) of such Person. “Foreign Currency Overnight Rate” means, for any day, with respect to any amount denominated in any Designated Currency, (a) a rate per annum equal to the London interbank offered rate as administrated by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in such Designated Currency as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day or (b) if the rate referred to above is not available for such currency, a rate per annum at which overnight deposits in such currency would be offered on such day in the Relevant Interbank Market, as such rate is determined by the applicable Issuing Bank or the Administrative Agent, as applicable, by such means as the applicable Issuing Bank or the Administrative Agent shall determine to be reasonable; provided that, if the Foreign Currency Overnight Rate as so determined would be less than 0.50% per annum, the Foreign Currency Overnight Rate will be deemed to be 0.50% per annum for all purposes of this Agreement. “Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Secured Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent and the Company. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of and registrations with Governmental Authorities. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or [[5509122]]

25 functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnity obligations. The amount, as of any date of determination, of any Guarantee shall be the stated or determinable principal or other amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Company)). “Guarantors” means the Company and the Subsidiary Loan Parties. “Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions. The “amount” or “principal amount” of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. “IBA” has the meaning set forth in Section 1.10. [[5509122]]

26 “Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment. “Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21. “Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender. “Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement. “Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment. “Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender. “Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan. “Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.21. “Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or any similar instrument (other than, for the avoidance of doubt, Hedging Agreements) to the extent the same would appear as a liability on a consolidated balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP, (c) all obligations of such Person in respect of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence (excluding (i) accounts payable and accrued expenses [[5509122]]

27 incurred in the ordinary course of business, (ii) deferred compensation, stock based compensation and benefits payable to directors, officers, employees, members of management, managers or consultants of the Company or any Subsidiary, (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable and has become a liability that would appear in the “liabilities” section of a balance sheet (excluding the footnotes thereto) or income statement of such Person prepared in accordance with GAAP, (iv) any such obligations incurred under ERISA and (v) liabilities associated with customer prepayments and deposits), (d) all Capital Lease Obligations of such Person, (e) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (f) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (g) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (with the amount of such Indebtedness, if not so assumed, being deemed to be for purposes of this Agreement the lesser of the amount of Indebtedness secured and the fair market value of the property subject to the Lien, as reasonably estimated by the Company) and (h) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Initial Lenders” means JPMorgan Chase Bank, N.A., Bank of America, N.A. and Sumitomo Mitsui Banking Corporation. “Interest Coverage Ratio” means the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense. “Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit E or any other form approved by the Administrative Agent and the Company. “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day following the last day of each March, June, September and December, (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing with an Interest [[5509122]]

28 Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid. “Interest Period” means, with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on, at the election of the applicable Borrower, (a) the corresponding day in the week that is one or two weeks thereafter or (b) the numerically corresponding day in the calendar month that is one, two (other than in the case of EURIBOR Borrowings), three or six months thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless (in the case of Interest Periods of one month or more) such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Screen Rate” means, with respect to any LIBOR Loan denominated in any currency or any EURIBOR Loan, in each case for any Interest Period or with respect to clause (c) of the definition of Alternate Base Rate, a rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than the applicable period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than the applicable period, in each case as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Agreement; provided that if such rate would be less than 0.50% per annum, such rate shall be deemed to be 0.50% per annum for all purposes of this Agreement (without duplication of such “floor” set forth in the definition of the term “Screen Rate”). “Investment” means, with respect to a specified Person, (a) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment effected by means of a merger, amalgamation or consolidation of a subsidiary of such Person or a transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by a Financial Officer of the Company)) in, any other Person that are held or made by the specified Person and (b) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any other Person or assets constituting a business unit, line of business, [[5509122]]

29 division or product line of any other Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write- downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment (other than any Investment referred to in clause (i) or (ii) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, (d) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the original cost of the Investment (including any Indebtedness assumed in connection therewith), plus the original cost of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, and (e) any Investment (other than any Investment referred to in clause (i), (ii), (iii) or (iv) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests at the time of the issuance thereof. “IRS” means the United States Internal Revenue Service. “ISP 98” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. “Issuing Bank” means (a) each of JPMorgan Chase Bank, N.A., Bank of America, N.A. and Sumitomo Mitsui Banking Corporation and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit). [[5509122]]

30 “Judgment Currency” has the meaning set forth in Section 9.18(b). “Junior Indebtedness” means Subordinated Indebtedness or Indebtedness secured by any Lien that is expressly subordinated in priority to the Liens securing the Loan Document Obligations. “LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05B or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(j), in a written agreement referred to in such Section, or, in each case, such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Company. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposures of Defaulting Lenders in effect at such time. “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. “Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. “LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day. “LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the LIBO Rate or the Adjusted LIBO Rate. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, [[5509122]]

31 capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Liquidity” means, at any time, the sum of (a) 100% of the Unrestricted Cash of the Company and its Domestic Subsidiaries (other than any Domestic Subsidiary that is a subsidiary of any Foreign Subsidiary) at such time plus 75% of the Unrestricted Cash of the Foreign Subsidiaries (or of Domestic Subsidiaries that are subsidiaries of Foreign Subsidiaries) at such time (in the case of non-wholly owned Subsidiaries, to the extent of the Company’s direct or indirect equity ownership thereof and, in the case of any Subsidiary, excluding Unrestricted Cash of any such Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted under applicable law or is subject to any prior governmental approval that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary), plus (b) the unused Aggregate Revolving Commitment, but only if and to the extent the conditions precedent to the borrowing thereunder set forth in Sections 4.02(a) and 4.02(b) are capable of being satisfied as determined by the Company in its reasonable judgment, minus (c) the aggregate principal amount of the Existing Senior Notes outstanding at such time. “Liquidity Condition” has the meaning set forth in the definition of the term “Revolving Maturity Date”. “Liquidity Threshold” means $150,000,000. “Loan Documents” means this Agreement, the Incremental Facility Agreements, the Extension Agreements, the Refinancing Facility Agreements, the Borrowing Subsidiary Agreements, the Borrowing Subsidiary Terminations, the Collateral Agreement, the other Security Documents (if any), any Pari Passu Intercreditor Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment or any promissory notes delivered pursuant to Section 2.09(c). “Loan Document Obligations” has the meaning set forth in the Collateral Agreement. “Loan Parties” means the Company, the Borrowing Subsidiaries and the Subsidiary Loan Parties. “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement. “Local Time” means (a) with respect to a Loan or Borrowing denominated in dollars or any Letter of Credit, New York City time and (b) with respect to a Loan or Borrowing denominated in Euros, Pounds Sterling or any other Designated Currency, London time. [[5509122]]

32 “Luxembourg Borrower” means Knowles Luxembourg International S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg having its registered office at 26B, Boulevard Royal, L-2449 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B160769 with a share capital of €107,750. “Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of any Incremental Term Lenders of any Class, Lenders holding Incremental Term Loans or Incremental Term Commitments of such Class representing more than 50% of the aggregate principal amount of all Incremental Term Loans and Incremental Term Commitments of such Class outstanding or in effect at such time. “Mandatory Restrictions” has the meaning set forth in Section 1.11. “Material Acquisition” means any purchase or acquisition, or a series of related purchases or acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person. “Material Adverse Effect” means an event, condition or circumstance that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, results of operations, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole, or (c) the rights of or benefits, taken as a whole, available to the Lenders under the Loan Documents. “Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person. “Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount of $35,000,000 or more. “Material Subsidiary” means (a) each Borrowing Subsidiary and (b) each other Subsidiary (i) the consolidated total assets of which equal 5% or more of the Consolidated Total Assets of the Company or (ii) the consolidated revenues of which equal 5% or more of the consolidated revenues of the Company, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company [[5509122]]

33 for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of or for the period of four consecutive fiscal quarters ended June 30, 2020); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (i) and (ii) above would not constitute Material Subsidiaries shall have exceeded 10% of the Consolidated Total Assets of the Company or 10% of the consolidated revenues of the Company, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries until such excess shall have been eliminated. “Maturity Date” means the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Revolving Maturity Date, as the context requires. “Maximum Rate” has the meaning set forth in Section 9.13. “MNPI” means material information concerning the Company, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the U.S. Federal and state securities laws. “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. [[5509122]]

34 “OFAC” means the United States Treasury Department Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Refinancing Securities, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, that is determined by the Administrative Agent to contain terms and conditions that are within the range of those customary for intercreditor agreements governing intercreditor relationships between holders of senior secured credit facilities and holders of securities of the same type as such Permitted Pari Passu Refinancing Securities. “Participant Register” has the meaning set forth in Section 9.04(c)(ii). “Participants” has the meaning set forth in Section 9.04(c)(i). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent and the Company. “Permitted Acquisition” means the purchase or other acquisition by the Company or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person including Equity Interests of (a) any Subsidiary which serves to increase the ownership in such Subsidiary by the Company or any other Subsidiary therein and (b) any joint venture for the purpose of purchasing any or all of [[5509122]]

35 the Equity Interests of a joint venture partner; provided that (i) the business of such Person, or such assets, as the case may be, shall constitute a business permitted under Section 6.03(b), (ii) on the date of execution of the definitive agreement in respect of such purchase or other acquisition (after giving effect to any such purchase or other acquisition and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b)) (A) no Default shall have occurred and be continuing and (B) the Company shall be in compliance with the covenants set forth in (x) Sections 6.11, 6.12 and 6.13 and (y) from and after the Springing Maturity Test Date and for so long as the Existing Senior Notes Repayment has not occurred, Section 6.14 (in each case, calculated as of the last day of, or for, the period of four consecutive fiscal quarters of the Company then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of or for the period of four consecutive fiscal quarters ended June 30, 2020)) and (iii) to the extent the aggregate consideration for such acquisition (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (ii) above. “Permitted Convertible Notes” means senior convertible debt securities of the Company (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary, (c) the stated maturity date of which shall be no earlier than the date which is 91 days after the latest Maturity Date in effect at the time such securities are issued, (d) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Company, cash or a combination thereof as the Company may elect or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), and (e) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Company in good faith). “Permitted Convertible Notes Hedging Agreements” means, (a) a Hedging Agreement pursuant to which the Company acquires a call or a capped call option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Company in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company, in each case, entered into by the Company in connection with, and prior [[5509122]]

36 to or concurrently with, the issuance of any Permitted Convertible Notes or the Existing Senior Notes; provided that (i) the terms, conditions and covenants of each such Hedging Agreement shall be such as are typical and customary for Hedging Agreements of such type (as determined by the board of directors of the Company in good faith) and (ii) in the case of clause (b) above, such Hedging Agreement would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Hedging Agreement does not require the Company to make any payment in cash or cash equivalents that would disqualify such Hedging Agreement from so being classified as an equity instrument. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04; (c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, health, disability or other employee benefits or property, casualty or other insurance (including self-insurance) or other similar obligations with reimbursement type claims and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above; (d) pledges and deposits made (i) to secure the performance of bids, tenders, government contracts, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bid bonds, performance and completion guarantees and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above; (e) Liens in respect of judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith that do not constitute an Event of Default under clause (l) of Article VII; [[5509122]]

37 (f) easements, covenants, zoning restrictions, building codes, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and other title imperfections that do not interfere with the ordinary conduct of business of the Company or any Subsidiary; (g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness; (h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business; (i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted or not restricted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) Liens that are contractual rights of set-off; (l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business; (m) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or similar law of any jurisdiction) on items in the course of collection, (ii) that are contractual rights of setoff relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (C) netting or similar set-off arrangements entered into in connection with banking or trading activities and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits in the ordinary course of business, (iv) granted in the ordinary course of business by any Foreign Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions and (v) in respect of purchase orders and other agreements entered into with customers in the ordinary course of business; [[5509122]]

38 (n) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04; (o) pledges and deposits made or other security provided in the ordinary course of business to secure (i) liability for reimbursement or indemnity obligations to insurance carriers, (ii) leases, subleases, licenses or sublicenses of property otherwise permitted or not restricted under this Agreement and (iii) in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clauses (i) and (ii) above; (p) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; (q) Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness to the extent Liens with respect thereto are limited to the funds advanced or deposited; (r) Liens deemed to exist in connection with Investments in repurchase obligations constituting Permitted Investments; (s) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business; (t) Liens arising (i) out of conditional sale, title retention, extended title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the Uniform Commercial Code (or similar law of any jurisdiction); (u) Liens (i) in favor of any Loan Party, (ii) granted by any non-Loan Party in favor of the Company or any Subsidiary, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01 and (iii) on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction; (v) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of trade letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (w) Liens on cash, Permitted Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; and [[5509122]]

39 (x) Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting real property; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c), (d), (o) or (v) above securing letters of credit, bank guarantees or similar instruments or Liens referred to in clause (u) or (w). “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 365/366 days from the date of acquisition thereof and having, at the date of acquisition thereof, a credit rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 365/366 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated in one of the two highest categories by both S&P and Moody’s and (iii) have portfolio assets of at least $2,000,000,000; and (f) in the case of any Foreign Subsidiary, other short-term investments that are (i) analogous to the foregoing, (ii) of comparable credit quality and (iii) customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes or consistent with the investment practices of such Foreign Subsidiary, in each case, as of the date hereof or the date such Foreign Subsidiary becomes a Subsidiary. “Permitted Liens” has the meaning set forth in Section 6.02. “Permitted Pari Passu Refinancing Securities” has the meaning set forth in Section 2.24(d). [[5509122]]

40 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning set forth in Section 9.01(d). “Pledged Equity Interests” has the meaning set forth in the Collateral Agreement. “Pounds Sterling” or “£” means the lawful money of the United Kingdom. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Priority Indebtedness” means, without duplication, all Indebtedness of any Subsidiary that is not a Guarantor and all Indebtedness of the Company or any Subsidiary secured by any Lien on any asset of the Company or any Subsidiary, it being understood that Priority Indebtedness (a) shall exclude Indebtedness under the Loan Documents and all Permitted Pari Passu Refinancing Securities and (b) shall include (i) all obligations in respect of the deferred purchase price of property or services described in clause (c) of the definition of Indebtedness, (ii) all Capital Lease Obligations of the Company or any Subsidiary and (iii) all Indebtedness of others secured by any Lien on property owned or acquired by the Company or any Subsidiary, whether or not the Indebtedness secured thereby has been assumed by the Company or such Subsidiary (with the amount of such Indebtedness, if not so assumed, being deemed to be for purposes of this Agreement the lesser of the amount of Indebtedness secured and the fair market value of the property subject to the Lien, as reasonably estimated by the Company). “Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. [[5509122]]

41 “Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning set forth in Section 9.24. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Loan Party that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of the agreement in Section 9.19 or any other Guarantee or other support agreement in respect of the obligations of such Subsidiary Loan Party by another Person that constitutes an “eligible contract participant”). “Quotation Day” means (a) with respect to any Loans denominated in dollars or any Designated Currency (other than Euro and Pounds Sterling) for any Interest Period, the day two Business Days prior to the first day of such Interest Period, (b) with respect to any Loans denominated in Euro for any Interest Period, the day that is two TARGET Operating Days prior to the first day of such Interest Period and (c) with respect to any Loans denominated in Pounds Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans in the applicable currency priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for Loans in such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days). “Recipient” means the Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires). “Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Incremental Term Loan Commitment. “Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24. “Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal [[5509122]]

42 amount of such Original Indebtedness except by an amount equal to the sum of (i) accrued and unpaid interest with respect to such Original Indebtedness, premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield premiums) incurred in connection with the relevant Refinancing Indebtedness and (ii) any existing commitments unutilized thereunder; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Company or any Subsidiary if the Company or such Subsidiary shall not have been (or, in the case of an after-acquired Subsidiary, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness (other than as expressly set forth in Section 6.02(a)(iii), (a)(iv) or (a)(v)); and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) (other than as expressly set forth in Section 6.02(a)(iii), (a)(iv) or (a)(v)). It is understood that Refinancing Indebtedness may be incurred together with other Indebtedness (including as part of a single incurrence or issuance of Indebtedness) so long as such other Indebtedness is permitted under other exceptions and baskets in Section 6.01, and that Refinancing Indebtedness and any such other Indebtedness may be secured by Liens in addition to those permitted for Refinancing Indebtedness to the extent such Liens are permitted under other exceptions and baskets in Section 6.02 (it being understood that such other Indebtedness and such additional Liens will be deemed to utilize such other exceptions and baskets available under Section 6.01 or 6.02, as the case may be, and will not be permitted as “Refinancing Indebtedness” or Liens permitted to secure “Refinancing Indebtedness” under such Sections). “Refinancing Lenders” means the Refinancing Revolving Lenders and the Refinancing Incremental Term Lenders. “Refinancing Loans” means the Refinancing Revolving Loans and the Refinancing Incremental Term Loans. “Refinancing Incremental Term Lender” has the meaning set forth in Section 2.24(a). “Refinancing Incremental Term Loan” has the meaning set forth in Section 2.24(a). “Refinancing Incremental Term Loan Commitments” has the meaning set forth in Section 2.24(a). “Refinancing Revolving Commitments” has the meaning set forth in Section 2.24(a). “Refinancing Revolving Lender” has the meaning set forth in Section 2.24(a). [[5509122]]

43 “Refinancing Revolving Loans” has the meaning set forth in Section 2.24(a). “Register” has the meaning set forth in Section 9.04(b). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building or structure. “Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB. “Relevant Interbank Market” means (a) with respect to dollars or any Designated Currency other than Euros, the London interbank market and (b) with respect to Euros, the European interbank market. “Required Lenders” means, at any time, Lenders having Revolving Exposures, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Incremental Term Loans and unused Commitments at such time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority. “Restricted Lender” has the meaning set forth in Section 1.11. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Subsidiary. “Restricted Payment Basket” has the meaning set forth in Section 6.08(a)(vi). “Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, any successor thereto. [[5509122]]

44 “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments. “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $400,000,000. “Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalents of the principal amounts of such Lender’s Revolving Loans outstanding at such time, (b) such Lender’s LC Exposure at such time and (c) such Lender’s Swingline Exposure at such time. “Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure. “Revolving Loan” means a Loan made pursuant to Section 2.01. “Revolving Maturity Date” means January 2, 2024; provided that, on the date that is 91 days prior to the final scheduled maturity of the Existing Senior Notes, the Revolving Maturity Date shall be automatically modified to be such date (such date, the “Springing Maturity Test Date”), unless, on the Springing Maturity Test Date, (a) all of the Existing Senior Notes shall have been converted to common stock of the Company or repaid, repurchased or otherwise satisfied with cash on hand and/or refinanced with the proceeds of Indebtedness maturing at least 91 days after the Revolving Maturity Date (the provisions of this clause (a) are referred to as the “Existing Senior Notes Repayment”) or (b) Liquidity shall be equal to or greater than the Liquidity Threshold (the provisions of this clause (b) are referred to as the “Liquidity Condition”). “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its ratings agency business. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates. [[5509122]]

45 “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the preceding clauses (a) and (b). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, and administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of Treasury, or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom. “Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, or in respect of any determination of Alternate Base Rate pursuant to clause (c) of the definition of such term, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period as displayed on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (i) if any Screen Rate, determined as provided above, would be less than 0.50% per annum, such Screen Rate shall be deemed to be 0.50% per annum and (ii) if, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate. “SEC” means the United States Securities and Exchange Commission. “Secured Obligations” has the meaning set forth in the Collateral Agreement. “Secured Parties” has the meaning set forth in the Collateral Agreement. [[5509122]]

46 “Securities Act” means the United States Securities Act of 1933. “Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements (if any) and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 to secure the Secured Obligations. “Senior Secured Indebtedness” means, as of any date, that portion of Total Indebtedness as of such date that is secured by any Lien on property or assets of the Company or any Subsidiary. “Senior Secured Leverage Increase Election” has the meaning set forth in Section 6.13. “Senior Secured Leverage Increase Period” has the meaning set forth in Section 6.13. “Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date. “Series” has the meaning set forth in Section 2.21(b). “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB Website. “SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR. “Specified Provision” has the meaning set forth in Section 1.11. “Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time. “Springing Maturity Test Date” has the meaning set forth in the definition of the term “Revolving Maturity Date”. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such [[5509122]]

47 Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person. “subsidiary” means, with respect to any Person at any date, (a) any corporation, partnership, limited liability company or other business entity of which Equity Interests representing more than 50% of the ordinary voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other managers is at the time owned by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (b) that is, as of such date, otherwise Controlled, by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. “Subsidiary” means any subsidiary of the Company. “Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement (and which, for the avoidance of doubt, is a Designated Subsidiary). “Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent and the Company. “Supported QFC” has the meaning set forth in Section 9.24. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time. “Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder. “Swingline Loan” means a Loan denominated in dollars and made pursuant to Section 2.04. “TARGET 2” means the second generation of the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system [[5509122]]

48 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent (in consultation with the Company) to be a suitable replacement). “TARGET Operating Day” means any day on which the TARGET 2 is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, for the applicable Corresponding Tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Termination Date” means the first date on which the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed. “Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date, in the amount that would be reflected in the “liabilities” section on a balance sheet (excluding the footnotes thereto) prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness) and (b) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term “Indebtedness” shall not include contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness. “Total Leverage Increase Election” has the meaning set forth in Section 6.12. “Total Leverage Increase Period” has the meaning set forth in Section 6.12. “Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date. [[5509122]]

49 “Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the Alternate Base Rate. “U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms. “U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 0.50% per annum, the Unadjusted Benchmark Replacement will be deemed to be 0.50% per annum for all the purposes of this Agreement (without duplication of such “floor” set forth in the definition of the term “Benchmark Replacement Rate”). “Unrestricted Cash” means, as of any date with respect to any Person, cash, Permitted Investments and other cash equivalents directly owned on such date by such Person; provided that such cash, Permitted Investments and other cash equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in accordance with GAAP (other than to the extent such cash, Permitted Investments or other cash equivalents would appear “restricted” as a result of the Liens securing the Secured Obligations and any other Indebtedness secured by some or all of the Collateral along with the Secured Obligations). “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning set forth in Section 9.24(a). “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(ii)(B)(iii). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). [[5509122]]

50 “wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “LIBOR Loan” or “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Loan” or “LIBOR Revolving Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, [[5509122]]

51 supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Lenders, by notice from the Administrative Agent to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) if an amendment is requested by the Company or the Required Lenders pursuant to the preceding clause (i), then the Company and the Administrative Agent shall negotiate in good faith to prepare an amendment of the relevant affected provisions to preserve the original intent in light of such change in GAAP or the application thereof, subject to the approval of the Company and the Required Lenders and (iii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any change to GAAP as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016- 02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to January 1, 2019, (C) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470- 20, (or any other Accounting Standards Codification or Financial Accounting Standard [[5509122]]

52 having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (D) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof. (b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition, incurrence (or repayment) of Indebtedness or other transaction shall be calculated after giving pro forma effect thereto and the related transactions (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition, incurrence (or repayment) of Indebtedness or other transaction is permitted to be consummated hereunder, to any other such transaction of a nature referred to in this sentence that shall have been consummated since the first day (or, in the case of any incurrence or repayment of Indebtedness for purposes of calculating any leverage ratio, the last day) of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day (or, in the case of any incurrence or repayment of Indebtedness for purposes of calculating any leverage ratio, the last day) of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the period of four consecutive fiscal quarters ended June 30, 2020), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or repayment of Indebtedness, and any cost savings reasonably expected to be realized in connection with such acquisition or disposition, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period; provided that, if such Indebtedness is subject to a Hedging Agreement, the interest on such Indebtedness shall be calculated on a weighted average basis using the effective interest rate giving effect to such Hedging Agreement for the term thereof and the interest rate in effect on the date of determination (without giving effect to such Hedging Agreement) for the remaining term of such Indebtedness. For the avoidance of doubt, pro forma computations for transactions not yet completed will not be used for purposes of determining compliance with Sections 6.11, 6.12 and 6.13 (but will be used where the utilization of, reliance upon or other applicability of any exception or basket set forth elsewhere in this Agreement requires pro forma compliance with Section 6.11, 6.12 and/or 6.13). (c) For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Total Leverage Ratio, the Senior Secured Leverage Ratio or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is [[5509122]]

53 consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. SECTION 1.05. Status of Obligations. (a) In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness which would entitle the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness such that the Loan Document Obligations will have the benefits potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. SECTION 1.06. Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Equivalent of any Borrowing or Letter of Credit denominated in a currency other than dollars as of each applicable Exchange Rate Date, in each case using the Exchange Rate for such currency in relation to dollars, and each such amount shall be the Dollar Equivalent of such Borrowing or Letter of Credit until the next required calculation thereof pursuant to this sentence. (b) Notwithstanding the foregoing, (i) for purposes of any determination under Article V, Article VI (other than Sections 6.11, 6.12, 6.13 and 6.14 and the calculation of any financial ratio for purposes of taking any action hereunder) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination (such exchange rates to be obtained from the same quotation services or other sources as are used by the Company for purposes of preparing its annual and quarterly financial statements); provided that, if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than dollars, and the relevant refinancing or replacement would cause the applicable dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable [[5509122]]

54 and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under provisions of Section 6.01, other than refinancing permitted hereunder (it being understood that such additional amounts shall be deemed to have been incurred in reliance on such other provisions) and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any subject transaction so long as such subject transaction was permitted at the time incurred, made, acquired, committed, entered or declared. For purposes of Sections 6.11, 6.12, 6.13 and 6.14, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements. (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Company’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency. SECTION 1.07. Timing of Payment or Performance. When payment of any obligation or the performance of any covenant to deliver any item is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. SECTION 1.08. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.10. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in dollars or a Designated Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July [[5509122]]

55 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(b), of any change to the reference rate upon which the interest rate of LIBO Loans or EURIBOR Loans is based. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter (in each case, other than any determination or calculation of such reference rate required to be made by the Administrative Agent pursuant to the terms of this Agreement) related to the London interbank offered rate or other rates in the definition of “Screen Rate”, “LIBO Rate” or “EURIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (a) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(b)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or the EURIBO Rate or have the same volume or liquidity as did the LIBO Rate or the EURIBO Rate prior to its discontinuance or unavailability. SECTION 1.11. Blocking Regulation. In relation to any Lender (each, a “Restricted Lender”) that, in each case, is subject to the regulations referred to below, any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), the United Kingdom or any other relevant jurisdiction (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of “Required Lenders” or “Majority in Interest”, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitments, Incremental Term Loans and the Revolving Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that [[5509122]]

56 such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender. ARTICLE II The Credits SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make to the Borrowers, from time to time during the Revolving Availability Period, Revolving Loans denominated in dollars, Euros, Pounds Sterling or any other Designated Currency in an aggregate principal amount that will not result in (a) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment, (b) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment and (c) in the case of Revolving Loans denominated in Euros, Pounds Sterling and any other Designated Currency, the Aggregate Designated Currency Revolving Exposure exceeding the Aggregate Designated Currency Revolving Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made to the same Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings (other than a Swingline Loan) denominated in dollars, entirely of ABR Loans or LIBOR Loans, as the applicable Borrower may request in accordance herewith, (ii) in the case of Borrowings denominated in Euro, entirely of EURIBOR Loans and (iii) in the case of Borrowings denominated in Pounds Sterling and any other Designated Currency other than Euro, entirely of LIBOR Loans. Each Swingline Loan shall be denominated in dollars and shall be an ABR Loan; provided that, prior to the purchase of participations in such Swingline Loan pursuant to Section 2.04(c), such Swingline Loan shall bear interest at a rate to be agreed between the Company and the Swingline Lender. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided, further, that any such domestic or foreign branch or Affiliate making such Loan shall be treated as a Lender for purposes of this Agreement. (c) At the commencement of each Interest Period for any LIBOR Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount [[5509122]]

57 that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a LIBOR Borrowing or EURIBOR Borrowing (i) that results from a continuation of an outstanding LIBOR Borrowing or EURIBOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type, Class and currency may be outstanding at the same time; provided that there shall not be more than a total of 20 (or such greater number as may be agreed to by the Administrative Agent) LIBOR Borrowings and EURIBOR Borrowings in the aggregate at any time outstanding. (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue, any LIBOR or EURIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto. SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a completed Borrowing Request (a) in the case of a LIBOR Borrowing or a EURIBOR Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of such proposed Borrowing (or, in the case of any LIBOR Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the Borrower requesting such Revolving Borrowing; (ii) the principal amount and the currency of such Revolving Borrowing; (iii) the date of such Revolving Borrowing, which shall be a Business Day; (iv) whether such Revolving Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing; [[5509122]]

58 (v) in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (vi) the Applicable Funding Account or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. If no election as to the Type of Borrowing is specified, if the specified currency of such Borrowing is (a) dollars, then the requested Borrowing shall be a LIBOR Borrowing, (b) Euro, then the requested Borrowing shall be a EURIBOR Borrowing and (c) Pounds Sterling or any other Designated Currency, then the requested Borrowing shall be a LIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the applicable Borrower shall be deemed to have specified dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, a Borrower may request and the Swingline Lender may, in its sole discretion, agree to make Swingline Loans denominated in dollars to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $20,000,000, (ii) the Revolving Exposure of any Revolving Lender exceeding such Revolving Lender’s Revolving Commitment or (iii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. (b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by submitting a completed Borrowing Request not later than 1:00 p.m., Local Time, on the day of the proposed Swingline Loan. Each such Borrowing Request shall be irrevocable, shall be signed by a Financial Officer of the applicable Borrower and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and the Applicable Funding Account to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof. If the Swingline Lender elects to make such Swingline Loan, the Swingline Lender shall make such Swingline Loan available to the applicable Borrower by means of a credit to the Applicable Funding Account (or, in the case of a Swingline Loan specified in the notice therefor to be made [[5509122]]

59 to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank identified in such notice) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan. (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall make any Swingline Loan only if it shall be satisfied that such conditions shall have been satisfied). Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other Person on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts [[5509122]]

60 received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to repay such Swingline Loan. SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue Letters of Credit (or to amend or extend outstanding Letters of Credit), denominated in dollars, Euros, Pounds Sterling or any other Designated Currency and in a form reasonably acceptable to the applicable Issuing Bank, for its own account (or so long as such Borrower is a joint and several co-applicant with respect thereto and the jurisdiction of incorporation, formation or organization of such Person is reasonably acceptable to the applicable Issuing Bank (including as to whether the applicable Issuing Bank is authorized to issue letters of credit for the account of Persons incorporated, formed or organized in such jurisdiction), the account of any Subsidiary of the Company), at any time and from time to time during the Revolving Availability Period. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including clauses (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the applicable Borrower (or, in the case of an Existing Letter of Credit in respect of which the account party is a Subsidiary that is not a Borrower, for the account of the Company). (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to clause (c) of this Section), the applicable Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of (and, unless otherwise agreed by such Issuing Bank, at least two Business Days prior to) the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant Liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the [[5509122]]

61 Security Documents and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. If any letter of credit application or other document entered into by any Borrower with the applicable Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement or that are inconsistent herewith, such provisions shall be null and void (or reformed automatically) so as to eliminate any inconsistency. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (A) the LC Exposure will not exceed $50,000,000, (B) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank unless such Issuing Bank shall otherwise consent in its sole discretion, (C) the Aggregate Designated Currency Revolving Exposure will not exceed the Aggregate Designated Currency Revolving Sublimit, (D) the Revolving Exposure of any Revolving Lender will not exceed such Revolving Lender’s Revolving Commitment and (E) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. (c) Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (without giving effect to the proviso in the definition of such term unless the Revolving Maturity Date shall have occurred pursuant to such proviso); provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, in the currency of the applicable Letter of Credit, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in clause (f) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and [[5509122]]

62 unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company and the Borrowing Subsidiaries deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to clause (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). (e) Disbursements. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. (f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency thereof, not later than (i) if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on any Business Day, then 3:00 p.m., Local Time, on such Business Day or (ii) otherwise, 3:00 p.m., Local Time, on the Business Day immediately following the day that the applicable Borrower receives such notice; provided that, in the case of an LC Disbursement in dollars, if the amount of such LC Disbursement is $100,000 or more, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR [[5509122]]

63 Revolving Borrowing or a Swingline Loan and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to reimburse any LC Disbursement by the time specified above, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the applicable Borrower in respect of the applicable LC Disbursement, the currency thereof, and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice (and, in any event, no later than the immediately following Business Day), each Revolving Lender shall pay to the Administrative Agent in the currency of such LC Disbursement its Applicable Percentage of the amount then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. (g) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in clause (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, [[5509122]]

64 loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in Euro, Pounds Sterling or any other Designated Currency, the applicable Foreign Currency Overnight Rate plus the Applicable Rate used to determine interest applicable to LIBOR Revolving Loans and EURIBOR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement in full when due pursuant to clause (f) of this Section, Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full. (i) Cash Collateralization. If (A) the Revolving Maturity Date shall occur or (B) any Event of Default shall occur and be continuing and, if any Loans are outstanding, the maturity of such Loans has been accelerated, then on the Revolving Maturity Date (in the case of the preceding clause (A)), or on the Business Day that the applicable Borrower receives notice from the Administrative Agent at the direction of a Majority in Interest of the Revolving Lenders demanding the deposit of cash collateral [[5509122]]

65 pursuant to this paragraph (in the case of the preceding clause (B)), each applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the portion of the LC Exposure attributable to each Letter of Credit issued for the account of such Borrower and outstanding on such date, in the currency of such Letter of Credit, plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (i) or (j) of Article VII. Each Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in the sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in the Security Documents, be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with reasonably documented fees, costs and customary processing charges related thereto, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers to the extent that, after giving effect to such return, the Aggregate Designated Currency Revolving Exposure would not exceed the Aggregate Designated Currency Revolving Sublimit, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Event of Default shall have occurred and be continuing. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing. [[5509122]]

66 (j) Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Company, the Administrative Agent and such designated Revolving Lender, which shall set forth the LC Commitment of such Revolving Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder. (k) Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Company shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit or be required to amend or extend any existing Letters of Credit without its prior consent. (l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. (m) LC Exposure Determination. For all purposes of this Agreement (other than the payment of fees with respect thereto), (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as [[5509122]]

67 may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP 98 or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and Revolving Lenders hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. (n) Letters of Credit Issued for Account of Others. Notwithstanding that a Letter of Credit (including any Existing Letter of Credit) issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary of the Company (except where such Subsidiary itself is a Borrower), or states that any such Subsidiary is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.12(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of its Subsidiaries. SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., Local Time (or, in the case of an ABR Revolving Borrowing, if later, the time that is at least two hours after the delivery of the Borrowing Request therefor pursuant to Section 2.03), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the Applicable Funding Account or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the applicable Borrower in the applicable Borrowing Request. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree [[5509122]]

68 to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, (A) if denominated in dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any Designated Currency, the greater of (x) the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount advanced by the Administrative Agent on behalf of such Lender (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.13. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing (if denominated in dollars) to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. (b) To make an election pursuant to this Section, the applicable Borrower shall submit a completed Interest Election Request to the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower. Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the [[5509122]]

69 portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing; and (iv) if the resulting Borrowing is to be a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a LIBOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. (c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing. (d) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a LIBOR Borrowing (or a EURIBOR Borrowing, in the case of a Revolving Borrowing denominated in Euro) for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each LIBOR or EURIBOR Borrowing denominated in Euro, Pounds Sterling or any other Designated Currency shall be continued as a LIBOR Borrowing or a EURIBOR Borrowing, as applicable, with an Interest Period of one month’s duration. SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date. [[5509122]]

70 (b) The Company may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment. (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under clause (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under clause (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan, if any, of such Lender as provided in the applicable Incremental Facility Agreement. Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in dollars is made, each Borrower shall repay all Swingline Loans that were outstanding for its own account on the date such Borrowing was requested. (b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. [[5509122]]

71 (c) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns); it being understood and agreed that such Lender (and/or its assignee or assignees) shall be required to return such promissory note to the Company on the Termination Date. SECTION 2.10. [Reserved.] SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. (b) In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrowers shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount sufficient to eliminate such excess. In the event and on each occasion that the Aggregate Designated Currency Revolving Exposure exceeds the Aggregate Designated Currency Revolving Sublimit, the Borrowers shall prepay Revolving Borrowings denominated in Euro, Pounds Sterling or any other Designated Currency (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount sufficient to eliminate such excess. (c) Prior to any optional or mandatory prepayment of Borrowings under this Section, the applicable Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to clause (d) of this Section. (d) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing or EURIBOR Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of any Borrowing pursuant to [[5509122]]

72 clause (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.20 in the case of a Defaulting Lender) a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th Business Day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose). (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.20 in the case of a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBOR Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of [[5509122]]

73 each year shall be payable on the 15th Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances. SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) Each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate or, prior to but not after the purchase by the Revolving Lenders of participations in such Swingline Loan pursuant to Section 2.04(c), at such other rate as the Company and the Swingline Lender may agree upon. (c) The Loans comprising each LIBOR Borrowing shall bear interest at (i) in the case of a Borrowing denominated in dollars, the Adjusted LIBO Rate and (ii) in the case of a Borrowing denominated in a currency other than dollars, the LIBO Rate, in each case for the Interest Period in effect for such Borrowing plus the Applicable Rate. (d) The Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan or any LC Disbursement, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or to such LC Disbursement as provided in Section 2.05(h) or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in clause (a) of this Section. [[5509122]]

74 (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to clause (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a LIBOR Loan or a EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Pounds Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, LIBO Rate, Adjusted LIBO Rate or EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.14. Alternate Rate of Interest; Illegality. (a) Subject to clause (b) of this Section, if prior to the commencement of any Interest Period for a LIBOR Borrowing or EURIBOR Borrowing in any currency: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as the case may be, in respect of a Loan in such currency for such Interest Period other than as a result of a Benchmark Transition Event or any Early Opt-in Election (including because the applicable Screen Rate is not available or published on a current basis); or (ii) the Administrative Agent is advised by the Required Lenders (or, in the case of a circumstance that by its nature affects only Loans of one Class, a Majority in Interest of the Lenders of such Class) that the Adjusted LIBO Rate, LIBO Rate or EURIBO Rate, as the case may be, in respect of such Borrowing for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders (or the Lenders of the affected Class, as the case may be) as promptly as practicable and, until the Administrative Agent notifies the Company and the Lenders (or the Lenders of the affected Class) that the circumstances giving rise to such notice no longer exist (but subject to clause (c) of this Section), (i) any Interest Election Request that requests the conversion of any Borrowing (or a Borrowing of the affected [[5509122]]

75 Class, as the case may be) to, or continuation of any Borrowing (or Borrowing of the affected Class) as, an affected LIBOR Borrowing or a EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) any affected LIBOR Borrowing or EURIBOR Borrowing that is requested to be continued shall (A) if denominated in dollars, be continued as an ABR Borrowing, or (B) if denominated in a Designated Currency, shall, on the last day of the then current Interest Period applicable thereto, at the option of the Company, either (1) be repaid in full by the applicable Borrower or (2) convert into a Borrowing denominated in dollars that is a LIBOR Borrowing (if available) with an Interest Period of one month, or otherwise that is an ABR Borrowing, in each case, in a principal amount that is the Dollar Equivalent, determined as of such day, of such Borrowing denominated in such Designated Currency (it being understood that such Borrowing shall, unless repaid or prepaid, at all times thereafter continue to be outstanding as a Borrowing denominated in dollars) and (iii) any Borrowing Request for an affected LIBOR Borrowing or a EURIBOR Borrowing shall (A) if denominated in dollars, be deemed a request for an ABR Borrowing, or (B) if denominated in a Designated Currency, be ineffective (and no Lender shall be obligated to make a Loan on account thereof). (b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt- in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate or the EURIBO Rate, as applicable, with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders constituting the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. No replacement of the LIBO Rate or the EURIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date. (ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent in consultation with the Company will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt- in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. [[5509122]]

76 (iv) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing or EURIBOR Borrowing, as applicable, shall be ineffective, and, on the last day of the then current Interest Period applicable thereto, such Borrowing shall (1) if denominated in dollars, be converted to an ABR Borrowing or (2) if denominated in a Designated Currency, at the option of the Company, either (x) be repaid in full by the applicable Borrower or (y) be converted to a Borrowing denominated in dollars that is a LIBOR Borrowing (if available) with an Interest Period of one month, or otherwise that is an ABR Borrowing, in each case, in a principal amount that is the Dollar Equivalent, determined as of such day, of such Borrowing denominated in such Designated Currency (it being understood that such Borrowing shall, unless repaid or prepaid, at all times thereafter continue to be outstanding as a Borrowing denominated in dollars) and (B) if any Borrowing Request requests a LIBOR Borrowing or EURIBOR Borrowing, (1) if denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (2) if denominated in a Designated Currency, such Borrowing Request shall be ineffective (and no Lender shall be obligated to make a Loan on account thereof). (v) Any determination, decision or election that may be made by the Administrative Agent or, if applicable, Lenders pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(b). (c) If any Lender determines that due to any Change in Law it is unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans, or to charge interest rates based upon the LIBOR Rate or EURIBOR Rate, in each case, as contemplated by this Agreement, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue the affected Loans or to convert ABR Loans to affected Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to promptly give), (ii) upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay the affected Loans of such Lender or, in the case of a Loan in dollars, if lawful and otherwise permitted hereunder (including under Section 2.07), convert such Loans to ABR Loans (the rate of interest on which shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of Alternate Base Rate) and (iii) upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 2.16. Each Lender agrees to designate a [[5509122]]

77 different applicable lending office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. SECTION 2.15. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; (ii) impose on any Lender or Issuing Bank or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR or EURIBOR Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting, continuing or maintaining any Loan or of maintaining its obligation to make any Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) in an amount determined by such Lender, Issuing Bank or other Recipient to be material, then, from time to time, the Company will pay to such Lender, Issuing Bank or other Recipient, as the case may be, in accordance with clause (c) of this Section, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered; provided that no Lender shall be entitled to such compensation if the relevant Change in Law shall have occurred prior to the date on which it shall have become a Lender, unless (x) such Lender became a Lender as a result of an assignment hereunder and its assignor shall have been entitled to compensation immediately before such Lender became a Lender or (y) the relevant costs, expenses or reduction (1) relate to a Borrowing Subsidiary that shall not have been a Borrowing Subsidiary at the time such Lender became a Lender and (2) existed at the time such Subsidiary became a Borrowing Subsidiary. (b) If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or will have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s [[5509122]]

78 holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time, the Company or the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, in accordance with clause (c) of this Section, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction theretofore suffered. (c) A certificate of a Lender, Issuing Bank or other Recipient setting forth the amount or amounts necessary to compensate such Lender, Issuing Bank or other Recipient or its holding company, as the case may be, as specified in clause (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Company or the applicable Borrower shall pay such Lender, Issuing Bank or other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to seek compensation for additional amounts or costs pursuant to this Section unless the certificate referred to in the immediately preceding sentence shall state that it is the general practice of such Lender or Issuing Bank at such time to seek compensation under similar circumstances from other similarly situated borrowers with credit agreements containing yield protection provisions that provide for such compensation. (d) Failure or delay on the part of any Lender, Issuing Bank or other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, Issuing Bank’s or other Recipient’s right to demand such compensation; provided that the Company and the applicable Borrower shall not be required to compensate a Lender, Issuing Bank or other Recipient pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 120 days prior to the date that such Lender, Issuing Bank or other Recipient, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or expenses or reductions and of its intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. (e) It is understood and agreed that this Section shall not apply to any Tax imposed in respect of any payment of principal, interest, fees or any other amount payable hereunder, which Taxes, for the avoidance of doubt, are covered by Section 2.17. SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan or EURIBOR Loan other than on the last day of [[5509122]]

79 the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any LIBOR Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any LIBOR Loan or EURIBOR Loan on a date specified therefor in any notice of prepayment given by the applicable Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as the case may be, that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. The Company shall also compensate each Incremental Term Lender for the loss, cost and expense attributable to any failure by the Company to deliver a timely Interest Election Request with respect to any LIBOR Incremental Term Loan. A certificate of any Lender delivered to the Company setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section the basis therefor and, in reasonable detail, the manner in which such amount or amounts was determined shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. [[5509122]]

80 (b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section but excluding any penalties, interest, or additions to such Indemnified Taxes directly resulting from any action taken by a Recipient in bad faith or the gross negligence or intentional delay of such Recipient) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to each Borrower and the Administrative Agent, at the time or [[5509122]]

81 times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (which cost, expense or material prejudice would not have arisen but for the completion, execution or submission of such documents). (ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; [[5509122]]

82 (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the [[5509122]]

83 Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. In the case of Borrowers other than the Company, each Lender shall deliver to the Company a copy of any documentation required pursuant to this Section 2.17(f). (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Defined Terms. For purposes of this Section, the term “Lender” shall include any Issuing Bank and the term “applicable law” shall include FATCA. (i) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (j) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or [[5509122]]

84 the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., Local Time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties. (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time and including Sections 2.14(c), 2.19(b), 2.20, 2.21, 2.22 and 2.24) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in [[5509122]]

85 any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) if denominated in dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) if denominated in any Designated Currency, the greater of (x) the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount advanced by the Administrative Agent on behalf of such Lender or Issuing Bank (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.05(d), 2.05(f), 2.06(b), 2.17(e), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion. SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or any Lender determines that it can no longer make or fund Loans pursuant to Section 2.14(c), or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Company) use commercially reasonable efforts to [[5509122]]

86 designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, or mitigate the impact of Section 2.14(c), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed out of pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation. (b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines that it can no longer make or fund Loans pursuant to Section 2.14(c), (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders or all the affected Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (y) terminate the applicable Commitments of such Lender, and repay all Loan Document Obligations of any Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date under one or more facilities or as the Company may elect or (z) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or a Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable [[5509122]]

87 law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto and such assignment shall be recorded in the Register and any promissory note held by such Lender, to the extent relating to the Loans so assigned, shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) commitment fees shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a); (b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof; (c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then: (i) the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders [[5509122]]

88 in accordance with their respective Applicable Percentages but only to the extent that any Non-Defaulting Lender’s Revolving Exposure after giving effect to such reallocation would not exceed such Non-Defaulting Lender’s Revolving Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any other right or remedy available to them hereunder or under law, within two Business Days following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) (but with the amount of cash being equal to 100% of the portion of such Defaulting Lender’s LC Exposure that has not been reallocated) for so long as such LC Exposure is outstanding or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank with respect to such LC Exposure. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure, shall be released promptly following (A) the elimination of the applicable LC Exposure, giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess cash collateral (including any subsequent reallocation of LC Exposure among non-Defaulting Lenders described above); (iii) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted to give effect to such reallocation; (iv) if any portion of the LC Exposure of such Defaulting Lender is cash collateralized pursuant to clause (ii) above, then, during the period any such LC Exposure is cash collateralized, no participation fee shall accrue on such Defaulting Lender’s LC Exposure under Section 2.12(b) (other than, for the avoidance of doubt, any portion thereof reallocated among the Non-Defaulting Lenders pursuant to clause (i) above); and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to [[5509122]]

89 the extent that such LC Exposure is reallocated and/or cash collateralized; and (d) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers or otherwise provided for in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein). In the event that a Bankruptcy Event with respect to any Person in respect of which any Revolving Lender is a subsidiary shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or the applicable Revolving Lender reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender, (y) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it and (z) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. SECTION 2.21. Incremental Facilities. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, request (i) the establishment, during the Revolving Availability Period, of Incremental Revolving [[5509122]]

90 Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that (A) Incremental Commitments may be established hereunder only if the Total Leverage Ratio and the Senior Secured Leverage Ratio, in each case, as of the last day of the most recently ended fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020), determined on a pro forma basis in accordance with Section 1.04(b) assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date, would not have been greater than 3.75 to 1.00 and 3.25 to 1.00, respectively, and (B) the aggregate amount of all the Incremental Commitments established hereunder during the term of this Agreement shall not exceed $200,000,000. Each such notice shall specify (x) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (y) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (1) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (2) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swingline Lender (such approval, in each case, not to be unreasonably withheld, conditioned or delayed)) solely to the extent such approval, if any, would be required under Section 9.04(b) for an assignment of Revolving Commitments or Revolving Exposure, as applicable, to such Person. (b) The terms and conditions of any Incremental Revolving Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and the Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, as the case may be; provided further that the Company at its election may pay upfront, closing or similar fees with respect to Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be determined by the Company and the Incremental Term Lenders providing such Incremental Term Commitments and reasonably satisfactory to the Administrative Agent (it being understood and agreed that terms and conditions applicable only after the latest Maturity Date in existence at the time such Incremental Term Commitments are [[5509122]]

91 established or which are incorporated into this Agreement for the benefit of all the Lenders shall be deemed satisfactory); provided that Incremental Term Loans (i) shall rank pari passu in right of payment with the other Loan Document Obligations, (ii) shall not be Guaranteed by any Person other than a Guarantor, (iii) shall be secured by Liens on the Collateral on a pari passu basis with the other Loan Document Obligations and shall not be secured by any assets other than Collateral and (iv) shall not be mandatorily required to be paid as to principal prior to the Revolving Maturity Date or the Incremental Term Maturity Date applicable to any other Series of Incremental Term Loans on the date of incurrence of such Incremental Term Loan (except that the terms and conditions of any Incremental Term Commitments and Incremental Term Loans may provide for customary amortization and customary mandatory prepayment requirements and, for the avoidance of doubt, may be voluntarily prepaid, in each case, at any time or from time to time). Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. All Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto. (c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that, except as set forth in the penultimate sentence of this clause (c), no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), no Default shall have occurred and be continuing, (ii) after giving effect to such Incremental Commitments and any related transaction, on a pro forma basis in accordance with Section 1.04(b), the Company shall be in compliance with the covenants set forth in Sections 6.11, 6.12 and 6.13 (in each case, calculated as of the last day of, or for, the then most recently ended fiscal quarter of the Company for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of, or for the period of four consecutive fiscal quarters ended, June 30, 2020) and the period of four fiscal quarters then ended and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), and the Company shall have delivered an officer’s certificate setting forth reasonably detailed calculations demonstrating such pro forma compliance, (iii) the Company shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section, (iv) after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of effectiveness thereof, and (v) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such [[5509122]]

92 transaction. Notwithstanding the foregoing, if any Incremental Commitments shall be established to finance a Permitted Acquisition or any Investment permitted hereunder, then, to the extent agreed by the Lenders providing such Incremental Commitments, customary “Sungard” or certain funds conditionality may be implemented with respect to the funding of such Incremental Commitments (but not the Commitments of other Lenders) in lieu of the conditions set forth in this clause (c). Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section. (d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposures and the Applicable Percentages of all the Revolving Lenders, shall automatically be adjusted to give effect thereto. (e) In connection with the effectiveness of any Incremental Revolving Commitments, (i) the Borrowers and the Lenders shall implement such measures as shall be reasonably specified by the Administrative Agent (which may include assignments, deemed prepayments of Loans or other measures deemed appropriate by the Administrative Agent taking into account, among other factors, the desirability of minimizing “breakage” costs) in order that the Revolving Exposures of the Lenders will be held ratably in accordance with their Revolving Commitments, and (ii) any “breakage” costs resulting from the implementation of such measures shall be subject to compensation by the Company pursuant to the provisions of Section 2.16 if the date of the effectiveness of such measures occurs other than on the last day of an applicable Interest Period. (f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement. [[5509122]]

93 (g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and, if applicable, of the assignments required to be made pursuant to Section 2.21(e). SECTION 2.22. Extension Offers. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made. (b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof and (ii) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank and the Swingline Lender, (A) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (B) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit or Swingline Loans, may [[5509122]]

94 not be extended without the prior written consent of each Issuing Bank and the Swingline Lender, as applicable. SECTION 2.23. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate, subject to the provisions of this paragraph, any wholly- owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. Promptly following receipt of any Borrowing Subsidiary Agreement (which shall constitute notice of such designation by the Company), the Administrative Agent shall make available to each Revolving Lender a copy thereof. The effective date of any such designation shall not be less than 10 Business Days following the delivery of such notice. Unless any Revolving Lender shall notify the Administrative Agent and the Company within 10 Business Days of the receipt of such notice (a) that it is unlawful for such Revolving Lender to extend credit to such Subsidiary or (b) that (i) such Revolving Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located and (ii) such Revolving Lender is not making loans or other extensions of credit to Persons located in the jurisdiction in which such Subsidiary is located (or is not making loans or other extensions of credit without provisions not in this Agreement to reflect such procedures or internal policies), such Subsidiary shall for all purposes of this Agreement, upon satisfaction of the conditions set forth in Section 4.03, become a Borrowing Subsidiary and a party to this Agreement. If any Lender shall notify the Administrative Agent and the Company pursuant to the immediately preceding sentence that it is unable to extend credit under this Agreement to Persons in a particular jurisdiction, and if an amendment to this Agreement would enable it so to extend credit without violating applicable law and in compliance with its applicable policies and procedures, then such Lender shall so advise the Company and the Administrative Agent and endeavor in good faith to agree with the Company and the Administrative Agent on an amendment to this Agreement that would permit it so to extend credit, and upon the effectiveness of such amendment, will withdraw the notice delivered by it pursuant to the second preceding sentence. The parties hereto agree that any amendment referred to in the immediately preceding sentence, if it does not adversely affect the rights or interests of the Lenders, shall become effective if it is agreed to in writing by such Lender, the Administrative Agent and the Company. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary hereunder and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary (or any LC Disbursement thereunder) shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall make available to each Revolving Lender a copy thereof. SECTION 2.24. Refinancing Facilities. (a) The Company may, on one or more occasions, by written notice to the Administrative Agent, request the [[5509122]]

95 establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrowers (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and Swingline Loans and (ii) one or more additional Classes of incremental term loan commitments (the “Refinancing Incremental Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Incremental Term Lender”) will make term loans to the Company (the “Refinancing Incremental Term Loans”); provided that (A) each Refinancing Revolving Lender and each Refinancing Incremental Term Loan Lender shall be an Eligible Assignee and, if not already a Lender, shall otherwise be reasonably acceptable to the Administrative Agent and (B) each Refinancing Revolving Lender shall be approved by each Issuing Bank and the Swingline Lender (such approval not to be unreasonably withheld, conditioned or delayed). (b) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Company, each Refinancing Lender providing such Refinancing Commitment, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that no Refinancing Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, (iii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated, and all the Revolving Loans and Swingline Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders and the Swingline Lender, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceeded the aggregate amount of the Revolving Commitments so terminated, and (iv) in the case of any Refinancing Incremental Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Company shall obtain Refinancing Incremental Term Loans thereunder and shall repay or prepay any then outstanding Incremental Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Incremental Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Incremental Term Borrowings and any reasonable fees, premium and expenses relating to such refinancing) and, in the case of a prepayment of LIBOR Loans and EURIBOR Loans, shall be subject to Section 2.16. (c) The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class, [[5509122]]

96 provided that such stated termination and maturity dates shall not be earlier than the Revolving Maturity Date (in the case of Refinancing Revolving Commitments and Refinancing Revolving Loans) or the applicable Incremental Term Maturity Date (in the case of Refinancing Incremental Term Loan Commitments and Refinancing Incremental Term Loans), (iii) in the case of any Refinancing Incremental Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Incremental Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitment or Refinancing Loans of such Class, (vi) in the case of any Refinancing Incremental Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial covenant with which the Company shall be required to comply (provided that any such financial covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders). Except as contemplated by the preceding sentence, (A) the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as the Revolving Commitments and Revolving Loans and other extensions of credit thereunder or less favorable, taken as a whole, to the Lenders providing such Refinancing Revolving Commitments (as reasonably determined by the Company); provided that such Refinancing Revolving Commitments may have the benefit of additional financial or other covenants or other provisions agreed by the Company and the applicable Lenders to the extent such covenants or other provisions take effect only after the latest Maturity Date and (B) the terms of the Refinancing Incremental Term Loan Commitments and Refinancing Incremental Term Loans shall be substantially the same as the terms of the Incremental Term Commitments and the Incremental Term Loans or less favorable, taken as a whole, to the Lenders providing such Refinancing Incremental Term Loan Commitments (as reasonably determined by the Company); provided that such Refinancing Incremental Term Loan Commitments may have the benefit of additional financial or other covenants or other provisions agreed by the Company and the applicable Lenders to the extent such covenants or other provisions take effect only after the latest Maturity Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder. (d) In lieu of establishing one or more Classes of Refinancing Incremental Term Loan Commitments and Refinancing Incremental Term Loans, the Company may refinance outstanding Incremental Term Borrowings of any Class with the proceeds of one or more issuances of debt securities of the Company secured by the Collateral with a priority equal to that of the Secured Obligations (any such debt securities issued in [[5509122]]

97 compliance with this clause (d) being called “Permitted Pari Passu Refinancing Securities”); provided that (i) the principal amount of such debt securities shall not exceed the principal amount of the refinanced Incremental Term Borrowings except by an amount equal to the sum of (A) accrued and unpaid interest with respect to such Incremental Term Borrowings, (B) premiums thereon plus (C) underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield premiums), in each case incurred in connection with the issuance of such debt securities; (ii) substantially concurrently with the issuance thereof, the Company shall repay or prepay then outstanding Incremental Term Borrowings in an aggregate principal amount equal to the aggregate amount of the cash proceeds of such debt securities (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Incremental Term Borrowings and any reasonable fees, premium and expenses relating to the issuance of such debt securities) and, in the case of a prepayment of LIBOR Incremental Term Loans or EURIBOR Incremental Term Loans, such prepayment shall be subject to Section 2.16; (iii) the stated final maturity of such debt securities shall not be earlier than that of the refinanced Incremental Term Borrowings; (iv) such debt securities shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, change in control or any asset sale or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such refinanced Incremental Term Borrowings) prior to the maturity of such refinanced Incremental Term Borrowings; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such debt securities shall be permitted so long as the weighted average life to maturity of such debt securities shall be not less than the shorter of (x) the weighted average life to maturity of such refinanced Incremental Term Borrowings remaining as of the date of issuance of such debt securities and (y) the weighted average life to maturity of each other Class of the Incremental Term Loans remaining as of the date of issuance of such debt securities; (v) such debt securities shall not be direct obligations of or Guaranteed by any Subsidiary that does not Guarantee the Secured Obligations; (vi) such debt securities shall not be secured by any Lien on any asset not included in the Collateral; (vii) such debt securities shall not have the benefit of any financial maintenance covenant that is not included in this Agreement at the time of issuance thereof or that has covenant levels more restrictive than those in the corresponding covenant in this Agreement at such time unless this Agreement shall have been amended to provide the benefit of such covenant to the Lenders; provided that such debt securities may have the benefit of any such additional or more restrictive covenant to the extent it takes effect only after the latest Maturity Date; and (viii) the holders of such debt securities or a trustee or other representative acting on their behalf shall have entered into a Pari Passu Intercreditor Agreement with the Administrative Agent that shall, among other matters, vest primary control over the exercise of remedies against the Collateral in the Administrative Agent and provide that the Administrative Agent will hold all instruments and certificates representing Collateral (but will act as a gratuitous bailee for the purpose of perfecting the Liens of the holders of such debt securities or their representative). [[5509122]]

98 ARTICLE III Representations and Warranties As of the Effective Date, and as of the date of satisfaction of the conditions set forth in, and to the extent required by each of, Section 4.02 and 4.03, as applicable, each of the Company and each Borrowing Subsidiary represents and warrants to the Lenders that: SECTION 3.01. Organization; Powers. The Company and each Subsidiary is (a)(i) duly organized and validly existing and (ii) (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b)(i) has all power and authority and (ii) all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and (c) qualified to do business, and (to the extent the concept is applicable in such jurisdiction) in good standing, in every jurisdiction where such qualification is required, except, in each case (other than clause (a)(i) with respect to the Borrowers) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of such Loan Party. This Agreement has been duly executed and delivered by the Company and each Borrowing Subsidiary party hereto on the Effective Date and constitutes (or, in the case of any Borrowing Subsidiary that becomes a party hereto after the Effective Date, will constitute), and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company, such Borrowing Subsidiary or such other Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03. Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) do not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) do not violate the charter, by-laws or other organizational documents of the Company or any Subsidiary, (d) do not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon the Company or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company [[5509122]]

99 or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (e) except for Liens created under the Loan Documents and Permitted Liens, will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2019, audited by and accompanied by the opinion of PricewaterhouseCoopers LLC, independent registered public accounting firm and (ii) its consolidated balance sheet and related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2020, certified by a Financial Officer of the Company. Such financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above. (b) Since December 31, 2019, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on the business, results of operations, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole; provided that the impacts of COVID-19 on the business, results of operations, properties, assets or financial condition of the Company or any of its Subsidiaries that occurred prior to the Effective Date and were disclosed in the quarterly financials for the fiscal quarter ended June 30, 2020 that were included in, and the discussion thereof set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of, the Quarterly Report on Form 10-Q for such fiscal quarter filed by the Company with the SEC prior to the Effective Date will be disregarded. SECTION 3.05. Properties. (a) The Company and each Subsidiary has good title to (where applicable, or similar concept under any relevant jurisdiction), or valid leasehold interests in, all its property material to its business, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) where the failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect. (b) The Company and each Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property that is necessary for the conduct of its business as currently conducted and without conflict with the rights of any other Person, except to the extent [[5509122]]

100 any such failure to own or license or conflict, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.06. Litigation and Environmental Matters. (a) Other than the contingencies and legal matters disclosed in the Company’s periodic reports filed with the SEC, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the Loan Documents that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability on the part of the Company or any Subsidiary. SECTION 3.07. Compliance with Laws and Agreements. (a) The Company and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property, and all indentures, agreements and other instruments legally binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. (b) To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or, to the knowledge of the Company, indirectly, or otherwise made available (A) for any payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Laws or (B) to any Person for the purpose of financing the activities of any Person, or in any country or territory, that, at the time of such financing, is the subject of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions. SECTION 3.08. Investment Company Status. No Loan Party is required to be registered as an “investment company” as defined in the Investment Company Act of 1940. [[5509122]]

101 SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes (or the requirement to file Tax returns with respect thereto) where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 3.10. ERISA. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by an amount that could reasonably be expected to result in a Material Adverse Effect the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect. SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth as of the Effective Date the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, (a) each Subsidiary and (b) identifies, as of the Effective Date, each Designated Subsidiary and each Material Subsidiary. SECTION 3.12. Solvency. Immediately after the Borrowings on the Effective Date and the application of the proceeds thereof, (a) the fair value of the assets of the Company and its Subsidiaries, taken as a whole, exceeded their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, was greater than the amount required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company and its Subsidiaries, taken as a whole, were able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities became absolute and matured and (d) the Company and its Subsidiaries, taken as a whole, did not have unreasonably small capital with which to conduct the business in which they were engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan. SECTION 3.13. Disclosure. As of the Effective Date, neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, the Arrangers or any Lender in connection with [[5509122]]

102 the negotiation of this Agreement or any other Loan Document, when taken as a whole (it being understood that each individual SEC filing shall speak only as of its date), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts or projected financial information, the Company and each Borrowing Subsidiary represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material). SECTION 3.14. Collateral Matters. The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Pledged Equity Interests, and when the Pledged Equity Interests constituting certificated securities (as defined in the Uniform Commercial Code) are delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute under the Uniform Commercial Code (to the extent a Lien may be perfected thereunder) a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Pledged Equity Interests, prior and superior in right to any other Person, other than Permitted Liens arising by operation of law and having priority over the Liens of the Administrative Agent on the Pledged Equity Interests. SECTION 3.15. Federal Reserve Regulations. None of the Company or any Subsidiary is engaged or will engage principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock. SECTION 3.16. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their directors, officers and employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company or any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. [[5509122]]

103 SECTION 3.17. Affected Financial Institutions. No Loan Party is an Affected Financial Institution. ARTICLE IV Conditions SECTION 4.01. Effective Date. This Agreement shall become effective on the date hereof upon the satisfaction of the following conditions: (a) The Administrative Agent shall have received from each party to this Agreement a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page of this Agreement). (b) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, in each case reasonably satisfactory to the Administrative Agent. (c) The Administrative Agent shall have received customary written opinions (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Sidley Austin LLP, counsel for the Company, and (ii) local counsel for the Luxembourg Borrower, in each case as shall be reasonably requested by the Administrative Agent. (d) The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Guarantors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released. (e) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, and no Default shall exist. [[5509122]]

104 (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or a Financial Officer of the Company, confirming compliance with the condition set forth in clause (e) of this Section. (g) The Administrative Agent (or the applicable Initial Lender, in the case of fees payable only to such Initial Lender as specified in the Fee Letters) shall have received all fees and accrued and unpaid expenses (to the extent, in the case of expenses, invoiced at least two Business Days prior to the Effective Date or such shorter period as may be reasonably agreed by the Company) due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letters or any Loan Documents. (h) (i) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing no less than 10 days prior to the Effective Date (provided that the Company shall not be required to deliver such documentation and other information in respect of the Company or the Luxembourg Borrower to a Lender that is party to the Existing Credit Agreement to the extent such information has already been received by such Lender) and (ii) to the extent the Company or any other Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt, at least one Business Day prior to the Effective Date, by any Lender that has requested in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company or such other Loan Party (provided that, upon execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (i) The commitments under the Existing Credit Agreement shall have been or shall simultaneously with the effectiveness of this Agreement be terminated, all principal, interest, fees and other amounts outstanding, accrued or owed thereunder shall have been or shall be paid in full (for the avoidance of doubt, such amounts may be paid with the proceeds of Loans through a concurrent borrowing under the terms of this Agreement, which shall be evidenced by the execution and delivery of a Borrowing Request to the Administrative Agent on or prior to the date hereof, and any letter of credit outstanding under the Existing Credit Agreement may continue to be outstanding if designated as an Existing Letter of Credit hereunder), and all Guarantees and Liens existing in connection with the Existing Credit Agreement shall have been or so substantially simultaneously with the effectiveness of this Agreement be discharged and released. Each Lender that is a Lender under the Existing Credit Agreement hereby waives the requirement under the Existing Credit Agreement that any notice of termination of commitments or any prepayment of loans under the Existing Credit Agreement be delivered prior to the effective date of such termination or repayment. [[5509122]]

105 Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on September 4, 2020. SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend to increase the amount of or extend any Letter of Credit, shall be subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions: (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing. On the date of any Borrowing (other than any conversion or continuation of any Loan) or the issuance, amendment to increase the amount thereof or extension of any Letter of Credit, the Company and each Borrowing Subsidiary shall be deemed to have represented and warranted that the conditions specified in clauses (a) and (b) of this Section have been satisfied. SECTION 4.03. Credit Extensions to Borrowing Subsidiaries. The effectiveness of the designation of any Subsidiary as a Borrowing Subsidiary pursuant to Section 2.23, and the obligations of the Lenders to make Loans to, or of the Issuing Banks to issue Letters of Credit for the account of, any such Borrowing Subsidiary shall be subject to the satisfaction of the following additional conditions: (a) The Administrative Agent or its counsel shall have received from such Borrowing Subsidiary and the Company a counterpart of a Borrowing Subsidiary Agreement signed on behalf of each such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page of this Agreement). (b) The Administrative Agent shall have received a customary written opinion of counsel for such Borrowing Subsidiary dated the date of the applicable Borrowing Subsidiary Agreement, addressed to the Administrative Agent, the Lenders and the Issuing Banks and reasonably satisfactory to the Administrative Agent. (c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing [[5509122]]

106 Subsidiary, the authorization by it of the transactions to which it will be party hereunder and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (d) The Administrative Agent shall have received a certificate, dated the date of the applicable Borrowing Subsidiary Agreement and signed by a Financial Officer of the Company, confirming satisfaction of the conditions set forth in Sections 4.02(a) and 4.02(b) (in each case, deeming all references therein to the date of a Borrowing to refer to the date of such Borrowing Subsidiary Agreement). (e) Each Lender shall have received all documentation and other information with respect to such Borrowing Subsidiary requested by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. ARTICLE V Affirmative Covenants During the period commencing on and including the Effective Date and until the Termination Date, the Company covenants and agrees with the Lenders that: SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, on behalf of each Lender: (a) within 90 days after the end of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related consolidated statements of earnings, comprehensive earnings, equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLC or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification, exception or emphasis as to the scope of such audit (other than related solely to the occurrence of the Revolving Maturity Date or the upcoming maturity date of any other Indebtedness (including, without limitation, the Existing Senior Notes) that is scheduled to occur within one year from the date such report is delivered or the actual or projected breach or anticipated breach of any financial covenant hereunder or under any other Indebtedness) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the end of and for such year in accordance with GAAP; [[5509122]]

107 (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of earnings and comprehensive earnings for such fiscal quarter and the then elapsed portion of the fiscal year, the related statement of equity as of the end of such fiscal quarter and the related statement of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet and statement of equity, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes; (c) concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with (x) Sections 6.11, 6.12 and 6.13 and (y) from and after the Springing Maturity Test Date and for so long as the Existing Senior Notes Repayment has not occurred, Section 6.14, (iii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above that has had, or could have, a significant effect on the calculations of the Interest Coverage Ratio, the Total Leverage Ratio or the Senior Secured Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations and (iv) certifying that all notices required to be provided under Section 5.10 have been provided; (d) within 90 days after the end of each fiscal year of the Company (commencing with the first fiscal year ended after the Effective Date), a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate; (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, as the case may be; (f) promptly after any request therefor, all documentation and other [[5509122]]

108 information that the Administrative Agent or any Lender may reasonably request in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and (g) promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request. Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be publicly available on the website of the SEC or the Company and the Company shall have, except in the case of Information required to be delivered pursuant to clauses (a), (b) and (e) of this Section, notified the Administrative Agent of such availability. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent and the Company. SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice (which written notice the Administrative Agent will furnish to the Lenders) of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect; and (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. SECTION 5.03. Existence; Conduct of Business. Except as otherwise permitted by Sections 6.03 or 6.05, the Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the [[5509122]]

109 conduct of its business, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.04. Payment of Taxes and Other Obligations. The Company and each Subsidiary will pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such other Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 5.05. Maintenance of Properties. (a) The Company and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and except where the failure to keep and maintain such property, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) The Company and each Subsidiary will take all actions reasonably necessary to protect all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property necessary to the conduct of its business as currently conducted, except in each case where the failure to take any such action, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.06. Insurance. The Company and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. SECTION 5.07. Books and Records; Inspection and Audit Rights. The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities sufficient to permit the preparation of the consolidated financial statements of the Company in accordance with GAAP. The Company and each Subsidiary will permit the Administrative Agent, together with any Lender that requests to accompany the Administrative Agent, and any agent designated by the Administrative Agent, upon reasonable prior notice and at reasonable times during normal business hours, (a) to visit and inspect its executive offices and any other properties at which its principal financial records are located, (b) to examine and make extracts from its financial and accounting books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants (provided that the Company and/or its Subsidiaries may, if they so choose, be present at or participate in any such discussion), all at such reasonable times and as often as reasonably requested; provided that notwithstanding anything to the contrary herein, neither the Company nor [[5509122]]

110 any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or agent) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which the Company or any Subsidiary owes confidentiality obligations to any third party. SECTION 5.08. Compliance with Laws and Certain Agreements. The Company and each Subsidiary will comply with all laws, including all orders of any Governmental Authority and Anti-Corruption Laws and applicable Sanctions, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and the respective directors, officers, employees and agents of the foregoing in all material respects with Anti-Corruption Laws and applicable Sanctions. SECTION 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and any Swingline Loans will be used and Letters of Credit will be issued for working capital and other general corporate purposes (including share repurchases and the prepayment, refinancing or repurchase of Indebtedness under the Existing Credit Agreement and the Existing Senior Notes) of the Company and its Subsidiaries and in compliance with this Agreement. The proceeds of any Incremental Term Loans will be used solely for the purpose or purposes set forth in the applicable Incremental Facility Agreements. No part of the proceeds of any Borrowing or any Letter of Credit will be used directly or, to the knowledge of the Company, indirectly (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transactions of or with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions by any party hereto. SECTION 5.10. Further Assurances. (a) The Company and each other Guarantor will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Guarantors. (b) If any Subsidiary is formed or acquired after the Effective Date, the Company will within 45 days after the end of the fiscal quarter in which such formation or acquisition shall occur (or, in the case of a formation of a Subsidiary with aggregate assets in excess of $50,000,000 or an acquisition of a Subsidiary for an aggregate purchase price in excess of $50,000,000, within 45 days (or such longer period as the [[5509122]]

111 Administrative Agent may agree to in writing) after the date of such formation or acquisition, as applicable), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Guarantor. (c) The Company will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Guarantor, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Guarantor (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Guarantor or (iv) the organizational identification number, if any, or, with respect to any Guarantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Guarantor. ARTICLE VI Negative Covenants During the period commencing on and including the Effective Date and until the Termination Date, the Company covenants and agrees with the Lenders that: SECTION 6.01. Indebtedness. (a) None of the Company or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except, subject to clause (b) below: (i) Indebtedness created under the Loan Documents, and Permitted Pari Passu Refinancing Securities; (ii) Indebtedness existing (or pursuant to commitments existing) on the date hereof and set forth on Schedule 6.01, and Refinancing Indebtedness in respect thereof; (iii) Indebtedness of the Company or any Subsidiary owed to the Company or any Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary (unless (x) it is permitted under another paragraph of this Section 6.01 and (y) any Liens securing such Indebtedness shall be permitted under Section 6.02), (B) any such Indebtedness owing by any Guarantor to a Subsidiary that is not a Guarantor shall be unsecured and (C) any such Indebtedness owing by any Subsidiary that is not a Guarantor to any Guarantor shall not be prohibited by Section 6.04; (iv) Guarantees incurred in compliance with Section 6.04; (v) Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction, improvement, repair or replacement of any fixed or capital assets, including Capital Lease Obligations; provided that such [[5509122]]

112 Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, improvement, repair or replacement and the principal amount of such Indebtedness does not exceed the cost (including related fees and expenses) of acquiring, constructing, improving, repairing or replacing such assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; (vi) (A) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a transaction permitted hereunder; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, amalgamation or consolidation) or such assets being acquired, (y) at the time of the execution of the definitive agreement governing such transaction), after giving effect to the incurrence of such Indebtedness on a pro forma basis in accordance with Section 1.04(b), the Company shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 as of the last day of the period of four consecutive fiscal quarters then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020) and (z) neither the Company nor any Subsidiary (other than such Person or any special purpose merger Subsidiary with which such Person is merged, amalgamated or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness; and (B) Refinancing Indebtedness in respect of any of the foregoing; (vii) (A) Indebtedness owed in respect of any treasury, depository and cash management services, check drawing and automated payment services (including depository, overdraft, controlled disbursement, automated clearing house transactions, return items, interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management), current account facilities, employee or commercial credit card programs, stored value cards or purchasing cards and, in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Company and its Subsidiaries, and (B) Indebtedness owed in respect of dealer incentive, supply chain finance or similar programs in the ordinary course of business; (viii) Indebtedness (including letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Subsidiary) in the ordinary course of business in respect of (A) workers’ compensation, unemployment insurance and other social security laws, health, disability or other employee benefits or property, casualty or other insurance (including [[5509122]]

113 self-insurance) or other similar Indebtedness with reimbursement type claims and (B) bids, tenders, government contracts, trade contracts, leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bid bonds, performance and completion guarantees and obligations of a similar nature; (ix) Indebtedness of the Company or any Subsidiary in the form of indemnification, purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04 or Disposition permitted by Section 6.05; (x) customer deposits and advance payments received by the Company or any Subsidiary from customers for goods or services purchased in the ordinary course of business; (xi) Indebtedness of the Company or any Subsidiary consisting of (A) Indebtedness for the financing of insurance premiums or (B) take or pay obligations incurred in the ordinary course of business in connection with the purchase of items or services for use by the Company and its Subsidiaries; (xii) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit and bankers acceptances used to support trade obligations; (xiii) other Indebtedness; provided that, on the date of the incurrence of such Indebtedness and after giving effect to the incurrence of such Indebtedness on a pro forma basis in accordance with Section 1.04(b), the Company shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 as of the last day of the period of four consecutive fiscal quarters then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020); and (xiv) other Indebtedness in an aggregate principal amount at any time outstanding not greater than $25,000,000. (b) Notwithstanding the foregoing provisions of this Section, none of the Company or any Subsidiary will create, incur, assume or permit to exist Priority Indebtedness in an aggregate amount at any time outstanding in excess of the greater of (i) $100,000,000 and (ii) 5% of Consolidated Total Assets, other than (A) Indebtedness of the Company or any Subsidiary owing to the Company or any Subsidiary and (B) Indebtedness of any Subsidiary (including any Person that becomes a Subsidiary) of the type permitted pursuant to Section 6.01(a)(v), (vii), (viii), (ix), (x), (xi) or (xii). (c) Neither the Company nor any Subsidiary will issue or permit to exist any Disqualified Equity Interests. [[5509122]]

114 SECTION 6.02. Liens. (a) None of the Company or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except (collectively “Permitted Liens”): (i) Liens (A) created under the Loan Documents, (B) on cash or deposits granted in favor of the Administrative Agent, the Swingline Lender or any Issuing Bank to cash collateralize any Defaulting Lender’s obligations and (C) on Collateral securing Permitted Pari Passu Refinancing Securities; provided that the Liens securing such Permitted Pari Passu Refinancing Securities are subject to a Pari Passu Intercreditor Agreement; (ii) Permitted Encumbrances; (iii) any Lien on any asset of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Company or any Subsidiary other than (x) after- acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(a)(v) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof which, to the extent constituting Indebtedness, are permitted under Section 6.01(a)(ii); (iv) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation), (B) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) to the extent any such Lien secures Indebtedness, such Lien shall be permitted under one or more other clauses of this Section 6.02 and not under this clause (iv) or shall be a Lien that would have been permitted under clause (a)(v) of this Section if created by the Company or a Subsidiary; (v) Liens on fixed or capital assets acquired, constructed, improved, repaired or replaced by the Company or any Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of the Company or any Subsidiary (other than after acquired [[5509122]]

115 property that is affixed to or incorporated into the property covered by such Lien, the proceeds and products thereof, accessions thereto and improvements thereon) (it being understood that individual financings of the type permitted under Section 6.01(a)(v) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates); (vi) in connection with the sale, transfer or other disposition of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof; (vii) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement; (viii) any Lien on assets of and Equity Interests in any Foreign Subsidiary that is a CFC; provided that (A) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of or Equity Interests owned by the Company or any Subsidiary that is not a CFC and (B) such Lien shall secure only Indebtedness or other obligations of one or more Foreign Subsidiaries permitted hereunder; (ix) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted or not restricted hereunder; (x) Liens securing Hedging Agreements; provided that such Liens will apply only to cash and cash equivalents, and the aggregate amount of cash and cash equivalents pledged by the Company and its Subsidiaries to secure Hedging Agreements shall not exceed $10,000,000; and (xi) other Liens securing obligations in an aggregate amount not greater than $35,000,000. (b) Notwithstanding anything herein to the contrary, neither the Company nor any Subsidiary that is a Designated Subsidiary will create, incur, assume or permit to exist any Lien on any Equity Interests that are required by the Collateral and Guarantee Requirement to be pledged as Collateral pursuant to the Security Documents, except Liens referred to in clauses (i) and (ii) of clause (a) of this Section. SECTION 6.03. Fundamental Changes; Business Activities. (a) None of the Company or any Subsidiary will merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and [[5509122]]

116 immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person (other than the Company) may merge into any Borrower in a transaction in which such Borrower is the surviving entity or the surviving entity expressly assumes the obligations of the relevant Borrower in a manner reasonably acceptable to the Administrative Agent (including any such merger, amalgamation or consolidation the purpose of which is to re-domesticate or change the form of organization of any Borrower), including, if applicable, by delivering a Borrowing Subsidiary Agreement; provided that any merger of a Guarantor into a Subsidiary that is not a Guarantor must comply with Section 6.04 (other than by reason of clause (g) thereof), (ii) the Company may merge into any newly formed corporation or other business entity for the purpose of re-domesticating or changing the form of organization of the Company; provided that the surviving or resulting entity shall be organized in a jurisdiction within the United States and shall expressly assume the obligations of the Company under the Loan Documents in a manner reasonably acceptable to the Administrative Agent, (iii) any Person (other than the Company) may merge, amalgamate or consolidate with any Subsidiary (including any such merger, amalgamation or consolidation, the purpose of which is to re-domesticate or change the form of organization of any Subsidiary) in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger, amalgamation or consolidation is a Subsidiary Loan Party, (A) the Subsidiary Loan Party is the surviving entity, (B) the surviving entity expressly assumes the obligations of the relevant Subsidiary Loan Party in a manner reasonably acceptable to the Administrative Agent or (C) such merger, consolidation or amalgamation is permitted as an Investment under Section 6.04 (other than by reason of clause (g) thereof), in which case, if such Subsidiary Loan Party is a Borrowing Subsidiary, such Subsidiary shall prior to or simultaneously with such merger, amalgamation or consolidation enter into a Borrowing Subsidiary Termination), (iv) any Subsidiary may merge into, amalgamate with or consolidate with any Person in a transaction permitted under Section 6.05 (other than by reason of clause (f) thereof) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and, if such Subsidiary is a Borrowing Subsidiary, such Subsidiary shall prior to or simultaneously with such merger, amalgamation or consolidation enter into a Borrowing Subsidiary Termination, (v) any Person (other than the Company) may merge into any Subsidiary in a transaction which constitutes an Investment permitted by Section 6.04 (other than by reason of clause (g) thereof) and (vi) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders. (b) None of the Company or any Subsidiary will cease to be primarily engaged in businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related, complementary, incidental or ancillary thereto. (c) The Company will not permit any Subsidiary that is a CFC to own any Equity Interests in any Domestic Subsidiary, other than as a result of a Permitted Acquisition or other Investment permitted hereunder where such ownership involves subsidiaries of the acquired Person and exists at the time of, and is not created in contemplation of, such Permitted Acquisition or other Investment. [[5509122]]

117 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of the Company or any Subsidiary will purchase, hold, acquire (including pursuant to any merger, amalgamation or consolidation with any Person that was not a Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except: (a) cash and Investments that were Permitted Investments when made; (b) Investments (i) existing on (or contractually committed to as of) the Effective Date in Subsidiaries and other Investments set forth on Schedule 6.04, (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no modification, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.04 and (iii) consisting of Guarantees by any Guarantor of the obligations of any Borrowing Subsidiary under any Loan Document and any Permitted Pari Passu Refinancing Securities (and any payments made thereon or pursuant to any Loan Document and any Permitted Pari Passu Refinancing Securities); (c) Investments by the Company and its Subsidiaries in Equity Interests in their Subsidiaries; provided that (i) any such Equity Interests held by a Guarantor shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and (ii) the aggregate amount of such Investments by the Guarantors in, and loans and advances by the Guarantors to, and Guarantees by the Guarantors of Indebtedness (and non-ordinary course Guarantees of other obligations) of Subsidiaries that are not Guarantors (excluding all such Investments, loans, advances and Guarantees permitted by clause (b) above) at any time outstanding shall not exceed the sum of (A) the greater of $125,000,000 and 6% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020) and (B) the Restricted Payment Basket (reduced by the aggregate amount of the Restricted Payment Basket utilized after the Effective Date under this clause, clause (d) or (e) of this Section, clause (vi) of Section 6.08(a) or clause (v) of Section 6.08(b)); (d) loans or advances made by the Company or any Subsidiary to any Subsidiary; provided that the amount of such loans and advances made by the Guarantors to Subsidiaries that are not Guarantors shall be subject to the limitation set forth in clause (c) above; (e) Guarantees by the Company or any Subsidiary of (i) Indebtedness of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that the aggregate amount of Indebtedness and other obligations (except any such other obligations that are Guaranteed in the ordinary course of business) of Subsidiaries that are not [[5509122]]

118 Guarantors that are Guaranteed by any Guarantor shall be subject to the limitation set forth in clause (c) above, and (ii) obligations (other than Indebtedness) of the Company and its Subsidiaries in the ordinary course of business; (f) Investments (i) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (ii) received upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iii) received as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes; (g) Investments (i) consisting of Indebtedness permitted under Section 6.01 (other than clauses (a)(iii) and (a)(iv) thereof and other than Indebtedness resulting from loans and advances to, or Guarantees of Indebtedness of, Subsidiaries that are not Guarantors), (ii) deemed to exist as a result of Permitted Liens, (iii) consisting of mergers, amalgamations, consolidations, liquidations, windings up or dissolutions permitted by Section 6.03 and (iv) consisting of noncash consideration received from a Disposition of any asset (other than cash or cash equivalents) in compliance with Section 6.05; (h) Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities; (i) Investments in the form of Hedging Agreements permitted under Section 6.07; (j) payroll, travel and similar advances to directors, officers, employees, members of management, managers or consultants of the Company or any Subsidiary that are made in the ordinary course of business; (k) loans or advances to directors, officers, employees, members of management, managers or consultants of the Company or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $5,000,000; (l) Permitted Acquisitions, and cash Investments in Subsidiaries in amounts required to permit, and promptly used to pay the consideration for, Permitted Acquisitions; (m) Investments made by any Guarantor in a Subsidiary that is not a Guarantor in the form of any contribution or Disposition of the Equity Interests of any Person that is not a Guarantor or any Borrowing Subsidiary that is a Foreign Subsidiary that is a CFC; (n) Investments (i) constituting deposits, prepayments and/or other credits [[5509122]]

119 to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business; (o) (i) Investments of any Subsidiary acquired after the date hereof, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Company or any Subsidiary after the date hereof, in each case as part of an Investment otherwise permitted by this Section 6.04 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.04; (p) [Reserved]; (q) Investments made (i) by any Subsidiary that is not a Guarantor with the proceeds received by such Subsidiary from an Investment made by any Guarantor in such Subsidiary in compliance with this Section 6.04 and (ii) in Subsidiaries in connection with reorganizations and related activities for tax planning purposes; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired; (r) Investments made in joint ventures or non-wholly-owned Subsidiaries as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements as in effect on the date hereof; (s) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; (t) Investments in the Company or any Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business (including Guarantees in connection therewith); (u) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing, development, manufacturing, distribution or commercialization arrangements with other Persons; (v) any Investment made in exchange for, or with the net cash proceeds of an issuance of, Equity Interests of the Company; and (w) other Investments; provided that, at the time each such Investment is [[5509122]]

120 purchased, made or otherwise acquired, (A) no Default shall have occurred and be continuing or would result therefrom and (B) the Total Leverage Ratio and the Senior Secured Leverage Ratio, determined on a pro forma basis in accordance with Section 1.04(b) as of the last day of the period of four consecutive fiscal quarters of the Company then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020) shall be less than 2.75 to 1.00 and 2.25 to 1.00, respectively. SECTION 6.05. Asset Sales. None of the Company or any Subsidiary will sell, transfer, lease or otherwise dispose of (each, a “Disposition”) any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to the Company or any Subsidiary in compliance with Section 6.04, directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law and, in the case of any non-wholly-owned Subsidiary, to any other investor on a ratable basis relative to its investment in such Subsidiary), except: (a) Dispositions of inventory (including on an intercompany basis), used or surplus equipment in the ordinary course of business or cash or Permitted Investments; (b) Dispositions to the Company or any Subsidiary; provided that any such Disposition by a Guarantor to a Subsidiary that is not a Guarantor shall, to the extent made for less than fair market value or for consideration other than cash (on customary payment terms) or assets useful in the business of the Company and its Subsidiaries (as reasonably determined by a Financial Officer of the Company), be made in compliance with Sections 6.04 and 6.09; (c) Dispositions of accounts receivable in connection with the compromise, collection or settlement thereof in the ordinary course of business and not as part of any accounts receivables financing transaction; (d) Dispositions of assets subject to any casualty or condemnation proceeding (including dispositions in lieu of condemnation); (e) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (including any exchange covered by Section 1031 of the Code or comparable provision of any foreign jurisdiction) or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property or other property useful in the business of the Company or its Subsidiaries; (f) (i) Investments permitted pursuant to Section 6.04, to the extent deemed to constitute or effected by means of Dispositions, mergers, amalgamations, consolidations or conveyances; (ii) Permitted Liens; and (iii) Restricted Payments permitted by Section 6.08; [[5509122]]

121 (g) Dispositions of Investments in joint ventures or any Subsidiary that is not a wholly-owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; (h) (i) Dispositions and/or terminations of leases, subleases, licenses or sublicenses, which (A) do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole, or (B) relate to closed facilities or the discontinuation of any business unit, line of business, division or product line, (ii) the leasing, subleasing, licensing or sublicensing of property in the ordinary course of business, (iii) any expiration of any option agreement in respect of real or personal property, (iv) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort), in each case in the ordinary course of business and (v) Dispositions, abandonments, cancellations or lapses of intellectual property rights, or of issuances or registrations, or applications for issuances or registrations, of intellectual property rights, which, in the reasonable good faith determination of the Company, are not material to the conduct of the business of the Company or any Subsidiary, or are no longer economical to maintain in light of its use; (i) [Reserved]; (j) Dispositions of assets acquired in any acquisition permitted hereunder and Disposed of within 18 months of the date of such acquisition; provided that no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed; (k) terminations of Hedging Agreements; (l) Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for cash and/or Permitted Investments; (m) any financing transaction permitted or not restricted by this Agreement with respect to property acquired, constructed, improved, repaired or replaced by the Company or any Subsidiary, including Sale/Leaseback Transactions permitted or not restricted by this Agreement; and (n) Dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets (as reasonably determined by a Financial Officer of the Company) Disposed of in reliance on this clause during any fiscal year of the Company shall not exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) (or, prior to the first such delivery, as of December 31, 2019) and (ii) all Dispositions made in reliance on this clause shall be made for fair value (as [[5509122]]

122 reasonably determined by a Financial Officer of the Company) and at least 75% cash consideration. Notwithstanding the foregoing, other than Dispositions to the Company or a Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable requirements of law, no such Disposition of any Equity Interests in any wholly-owned Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Company and its Subsidiaries or (ii) immediately after giving effect to such transaction, the Company and its Subsidiaries shall otherwise be in compliance with Section 6.04. SECTION 6.06. Sale/Leaseback Transactions. None of the Company or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 (other than by reason of clause (m) thereof), (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02. SECTION 6.07. Hedging Agreements. None of the Company or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or potential exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary but including any currency Hedging Agreement designed to mitigate foreign currency exposure of the Company or any Subsidiary), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary, (c) Hedging Agreements related to stock option or stock benefit plans for the benefit of the Company’s officers and employees or any Subsidiary thereof and (d) the Company may enter into, and perform its obligations under, the Permitted Convertible Notes Hedging Agreements immediately prior to the final period therein. SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) None of the Company or any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder, (ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests, taking into account any preferences under the terms of different Equity Interests (or, if not ratably, on a basis more favorable to the Company and its Subsidiaries), (iii) the Company may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (iv) the Company may make cash payments [[5509122]]

123 in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in the Company, (v) the Company may make Restricted Payments (including payments pursuant to any note issued in exchange for the purchase, redemption, retirement, acquisition or exchange of any Equity Interests), not exceeding $5,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers, employees, members of management, managers or consultants of the Company and its Subsidiaries, (vi) so long as no Default shall have occurred and be continuing at the time of the declaration of any dividend, distribution or other Restricted Payment, the Company may make Restricted Payments (in addition to those permitted under the preceding clauses (i) through (v)) in an aggregate amount not greater than the sum of (A) $25,000,000 plus (B) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as a single accounting period) commencing with the first day of the fiscal quarter immediately following the fiscal quarter in which the Effective Date occurred and ending on the last day of the most recent fiscal quarter for which financial statements of the Company shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (the sum of the amounts referred to in clauses (A) and (B) being referred to as the “Restricted Payment Basket”) minus (C) the aggregate amount of the Restricted Payment Basket utilized after the Effective Date under this clause (vi), clause (v) of clause (b) of this Section and clauses (c), (d) and (e) of Section 6.04, (vii) so long as no Default shall have occurred and be continuing at the time of the declaration of any dividend, distribution or other Restricted Payment, the Company may make any Restricted Payment (in addition to those permitted under the preceding clauses (i) through (vi)) if after giving effect thereto and to any related incurrence of Indebtedness the Total Leverage Ratio and the Senior Secured Leverage Ratio, determined on a pro forma basis in accordance with Section 1.04(b) as of the last day of the period of four consecutive fiscal quarters of the Company then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020) shall be less than 2.75 to 1.00 and 2.25 to 1.00, respectively, (viii) to the extent constituting a Restricted Payment and not resulting in the receipt by holders of the Company’s Equity Interests of consideration other than Equity Interests in any merged, amalgamated or consolidated entity, the consummation of any merger, amalgamation or consolidation permitted by Section 6.03 and (ix) any Investment permitted by Section 6.04 (other than as a result of clause (g) thereof and other than any Investment in Equity Interests of the Company). Neither the entry by the Company into, nor the performance by the Company of its obligations pursuant to, any Permitted Convertible Notes Hedging Agreement shall constitute a Restricted Payment prohibited by this Section 6.08(a). (b) None of the Company or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Junior Indebtedness, except: [[5509122]]

124 (i) (A) regularly scheduled interest and principal payments and payments of fees, expenses and indemnification obligations as and when due in respect of any Junior Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof and (B) payments in kind of interest on any Junior Indebtedness permitted under Section 6.01 and (C) payment of any “applicable high-yield discount obligation” catch-up payments; (ii) refinancings of Junior Indebtedness with the proceeds of Indebtedness permitted under Section 6.01; (iii) payments of secured Junior Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder; (iv) payments of or in respect of Junior Indebtedness made in exchange for, or out of the proceeds of issuances of, Equity Interests in the Company (other than Disqualified Equity Interests) including payments upon the conversion of any Junior Indebtedness to such Equity Interests; (v) so long as no Default shall have occurred and be continuing at the time thereof, payments of secured Junior Indebtedness in an aggregate amount not greater than (A) the Restricted Payment Basket minus (B) the aggregate amount of the Restricted Payment Basket utilized after the Effective Date under this clause (v), clause (vi) of clause (a) of this Section 6.08 and clauses (c), (d) and (e) of Section 6.04; and (vi) so long as no Default shall have occurred and be continuing at the time thereof, payments of or in respect of Junior Indebtedness (in addition to those permitted under the preceding clauses (i) through (vi)) if after giving effect thereto and to any related incurrence of Indebtedness the Total Leverage Ratio and the Senior Secured Leverage Ratio, determined on a pro forma basis in accordance with Section 1.04(b) as of the last day of the period of four consecutive fiscal quarters of the Company then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of June 30, 2020) shall be less than 2.75 to 1.00 and 2.25 to 1.00, respectively. SECTION 6.09. Transactions with Affiliates. None of the Company or any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties (as determined in good faith by a Financial Officer of the Company), (b) transactions between or among the Company and its Subsidiaries otherwise permitted or not restricted under this Agreement, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by [[5509122]]

125 the Company of Equity Interests, and receipt by the Company of capital contributions, (e) compensation and indemnification of, and other employment arrangements with, directors, officers, employees, members of management, managers and consultants of the Company or any Subsidiary entered in the ordinary course of business (including any collective bargaining agreements, employment agreements, severance agreements or compensatory (including profit sharing) arrangements, any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights, and transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan or any employment contract or arrangement) and (f) any transaction or series of related transactions (i) as to which the Company’s good faith valuation is less than $5,000,000 or (ii) as to which the Company’s valuation is $5,000,000 or more if (A) such transaction or series of transactions is not among the Company and its Subsidiaries and has been approved by a majority of the disinterested directors of the Company or (B) the Company or any Subsidiary has received a report of an appropriate investment banking, accounting, valuation or similar firm stating that the transaction or series of transactions is on arm’s length terms or, if it is not among the Company and its Subsidiaries, otherwise fair to the Company. SECTION 6.10. Restrictive Agreements. None of the Company or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary or to Guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (C) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, (D) restrictions and conditions imposed by agreements relating to Indebtedness of Subsidiaries that are not Subsidiary Loan Parties permitted under Section 6.01(a), provided that such restrictions and conditions apply only to such Subsidiaries, (E) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis, (F) in the case of any non-wholly-owned Subsidiary, customary provisions in its organizational governance documents and other similar agreements that impose restrictions and conditions only on such Person and restrict the transfer of ownership interests in the relevant Person, (G) restrictions imposed by customary provisions to maintain cash or other deposits or minimum net worth imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such cash or other deposits or restrictions exist, (H) those arising pursuant to an agreement or [[5509122]]

126 instrument governing any Indebtedness permitted to be incurred after the Effective Date if such encumbrances or restrictions, taken as a whole, are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement, taken as a whole (as reasonably determined in good faith by the Company) and (I) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority; (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof; and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or (B) a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder. SECTION 6.11. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Company to be less than 3.25 to 1.00. SECTION 6.12. Total Leverage Ratio. The Company will not permit the Total Leverage Ratio as of the last day of any fiscal quarter of the Company to exceed 3.75 to 1.00; provided that, following the completion of a Material Acquisition the purchase price of which is financed in whole or in part with Indebtedness of the Company or a Subsidiary in the amount of $80,000,000 or more that, on a pro forma basis, would result in an increase in the Company’s Total Leverage Ratio, if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion (a “Total Leverage Increase Election”), such maximum Total Leverage Ratio shall be increased to 4.00 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been completed and at the end of and for each of the following four consecutive fiscal quarters (the period during which any such increase in the Total Leverage Ratio shall be in effect being called a “Total Leverage Increase Period”). The Company may terminate any Total Leverage Increase Period by a notice delivered to the Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Total Leverage Increase Period has commenced as provided in this Section, the maximum Total Leverage Ratio shall be 3.75 to 1.00. If a Total Leverage Increase Election shall have been made under this Section, the Company may not make another Total Leverage Increase Election unless, following the termination or expiration of the most recent prior Total Leverage Increase Period, the Total Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company shall not have exceeded 3.75 to 1.00. SECTION 6.13. Senior Secured Leverage Ratio. The Company will not permit the Senior Secured Leverage Ratio as of the last day of any fiscal quarter of the Company to exceed 3.25 to 1.00; provided that, following the completion of a Material [[5509122]]

127 Acquisition the purchase price of which is financed in whole or in part with Indebtedness of the Company or a Subsidiary in the amount of $80,000,000 or more incurred pursuant to Incremental Commitments that, on a pro forma basis, would result in an increase in the Company’s Senior Secured Leverage Ratio, if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion, (a “Senior Secured Leverage Increase Election”), and if a Total Leverage Increase Election shall have been made in respect of such Material Acquisition, such maximum Senior Secured Leverage Ratio shall be increased to 3.50 to 1.00 at the end of and for each fiscal quarter during the resulting Total Leverage Increase Period (the period during which any such increase in the Senior Secured Leverage Ratio shall be in effect being called a “Senior Secured Leverage Increase Period”) (it being agreed that (i) the making of a Total Leverage Increase Election as provided in Section 6.12 shall likewise constitute the making of a Senior Secured Leverage Increase Election as provided in this Section 6.13 and (ii) the termination or expiration of a Total Leverage Increase Period as provided in Section 6.12 shall likewise terminate such increase in the maximum Senior Secured Leverage Ratio whereupon, on the last day of the fiscal quarter during which such Total Leverage Increase Period has terminated or expired and on the last day of each fiscal quarter thereafter until another Senior Secured Leverage Increase Period has commenced as provided in this Section, the maximum Senior Secured Leverage Ratio shall be 3.25 to 1.00). If a Senior Secured Leverage Increase Election shall have been made under this Section, the Company may not make another Senior Secured Leverage Increase Election unless, following the termination or expiration of the most recent prior Senior Secured Leverage Increase Period, the Senior Secured Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company shall not have exceeded 3.25 to 1.00. SECTION 6.14. Liquidity. In the event the Revolving Maturity Date has not been modified to be the Springing Maturity Test Date in reliance on the satisfaction of the Liquidity Condition, then, from and after the Springing Maturity Test Date and for so long as the Existing Senior Notes Repayment has not occurred, the Company will not permit the Liquidity for any period of three consecutive Business Days to be less than the Liquidity Threshold. ARTICLE VII Events of Default If any of the following events (“Events of Default”) shall occur: (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay (i) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days, (ii) any payment of principal of a Swingline Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a [[5509122]]

128 period of two Business Days after the Swingline Lender shall notify the Company that such amount is due and payable or (iii) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days; (c) any representation, warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in any Loan Document or in any report, certificate, or other information required to be provided pursuant to or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.09 or in Article VI; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company; (f) the Company or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and beyond the grace period therefor; provided that any failure under this clause (f) is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII; (g) any event or condition occurs that results in any Material Indebtedness becoming due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity (or, in the case of a Hedging Agreement (other than a Permitted Convertible Notes Hedging Agreement), the involuntary termination thereof as the result of a default by the Company or its Subsidiaries), or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf (or, in the case of any Hedging Agreement (other than any Permitted Convertible Notes Hedging Agreement), the applicable counterparty), to cause such Material Indebtedness to become due, or require the prepayment, repurchase, redemption or defeasance thereof (or, in the case of a Hedging Agreement (other than a Permitted Convertible Notes Hedging Agreement), the involuntary termination thereof as the result of a default by the Company or its Subsidiaries) prior to its scheduled maturity, in each of the foregoing cases, beyond the grace period therefor; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (ii) any [[5509122]]

129 Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or as a result of any voluntary prepayment, repurchase, redemption or defeasance thereof by the Company or any Subsidiary in the absence of any default (or a similar event, however denominated) thereunder or (iii) any requirement to deliver cash upon conversion of the Permitted Convertible Notes or the Existing Senior Notes; provided, further, that any such failure under this clause (g) is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII; (h) [Reserved]; (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (j) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; (k) the Company or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due; (l) one or more final judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment covered by insurance to the extent the insurer has been notified and liability therefor has not been denied by the insurer) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days during which execution shall not be effectively stayed, or, during such 60 day period, a judgment creditor shall legally take any action to sell material assets of the Company to collect any such judgment during such 60 day period; [[5509122]]

130 (m) one or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, or other similar instrument delivered to it under the Collateral Agreement or the Administrative Agent’s failure to file Uniform Commercial Code financing statements; (o) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, in full force and effect, except as a result of the consummation of any transaction permitted under this Agreement as a result of which such Loan Party ceases to be a Subsidiary or the release thereof as provided in the applicable Loan Document or Section 9.14; or (p) a Change in Control shall occur; then, and in every such event (other than an event with respect to any Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent, and shall at the request, of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to any Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. [[5509122]]

131 ARTICLE VIII The Administrative Agent Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Without limiting the foregoing, each of the Lenders and the Issuing Banks hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and in performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its functions and duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent does not assume, and shall not be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the [[5509122]]

132 Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower or any Lender as a result of, any such determination of the Revolving Exposure, the Aggregate Designated Currency Revolving Exposure or the component amounts of any of the foregoing or of the Dollar Equivalent. Each Lender and each Issuing Bank agrees that nothing in this Agreement or any other Loan Document shall require the Administrative Agent to [[5509122]]

133 expend or risk its own funds or otherwise incur any financial liability in the performance of any of its functions or duties under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.11, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 and may rely on the Register to the extent set forth in Section 9.04(c). The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the arrangement and syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The [[5509122]]

134 Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents selected by it with commercially reasonable care. Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Company, unless an Event of Default under clause (a), (b), (i) or (j) of Article VII shall have occurred and be continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks (with the consent of the Company, unless an Event of Default under clause (a), (b), (i) or (j) of Article VII shall have occurred and be continuing), appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the [[5509122]]

135 provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above of this paragraph. Each Lender and Issuing Bank represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or an Issuing Bank, and to make, acquire or hold Loans or issue Letters of Credit hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material non-public information) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Collateral Agreement and other Security Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. [[5509122]]

136 In furtherance of the foregoing and not in limitation thereof, no agreement the obligations under which constitute Secured Hedging Obligations, Secured Cash Management Obligations or Secured Ancillary Facility Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that holds any Secured Hedging Obligations, Secured Cash Management Obligations or Secured Ancillary Facility Obligations shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(iii), (iv), (v), (ix) or (x). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the [[5509122]]

137 Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03); provided that nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition [[5509122]]

138 vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder. The provisions of this Article are for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except to the extent of (a) the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, (b) the “acting in concert” provisions set forth in the ninth paragraph of this Article VIII and (c) the Lien subordination provisions set forth herein, neither the Company nor any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this [[5509122]]

139 Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). [[5509122]]

140 ARTICLE IX Miscellaneous SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows: (i) if to Company, to it at Knowles Corporation, 1151 Maplewood Drive, Itasca, IL 60143, Attention of Nilson Rodrigues (Fax No. (630) 250-1295; e-mail: notices@knowles.com with a copy to generalcounsel@knowles.com, and if to any Borrowing Subsidiary or any Subsidiary Loan Party, to it in care of the Company; (ii) if to the Administrative Agent or the Swingline Lender, (A) if such notice relates to a Loan or Borrowing denominated in dollars or any other notice or communication that does not constitute a notice with respect to a Loan or Borrowing denominated in Euro, Pounds Sterling or any other Designated Currency, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5/1st Floor, Newark, DE 19713, Attention: Loan and Agency Services Group (Fax No. (302) 634-3301, Tel No. (302) 634-5308; e-mail: heather.robaszkiewicz@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, Attention of Matthew Cheung (Fax No. (212) 270-3279; matthew.cheung@jpmorgan.com); or (B) if such notice relates to a Loan or Borrowing denominated in Euro, Pounds Sterling or any other Designated Currency, to J.P. Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: European.loan.operations@jpmorgan.com (Fax No. 44 207 777 2360), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, Attention of Matthew Cheung (Fax No. (212) 270-3279; matthew.cheung@jpmorgan.com); (iii) if to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent and the Company (whether to it or in its care) (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and (iv) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal [[5509122]]

141 business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in clause (b) of this Section shall be effective as provided in such paragraph. (b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communications (including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or any Loan Party (whether to it or in its care) may, in addition to email, be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to a Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. (d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on DebtDomain, Intralinks™, SyndTrak or any other electronic transmission system chosen by the Administrative Agent to be its electronic transmission system (the “Platform”). The Platform and any Communication is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non- infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall [[5509122]]

142 any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders and (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (A) waive any condition set forth in Section 4.02 or 4.03 without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02 or 4.03) or any other Loan Document, including any amendment of any representation or warranty or affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02 or 4.03), (B) increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation or warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender, (C) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than to waive any Default or Event of Default (other than one resulting from a failure to make any payment) or any obligations of the Borrowers to pay interest at the default rate of interest under Section 2.13(e) or as a result of any change in the definition, or in any components thereof, of the term “Total Leverage Ratio”), without the written consent of each Lender affected thereby, (D) postpone the scheduled maturity date of any Loan, or the required date of reimbursement of any LC Disbursement, or the expiration date of any Letter of Credit to a date less than five days prior to, or on or after, the Revolving Maturity Date (other than [[5509122]]

143 any Letter of Credit that has been cash collateralized or back-stopped by a letter of credit in a manner reasonably satisfactory to the relevant Issuing Bank), or any date for the payment of any interest or fees payable hereunder (in each case, other than any extension for administrative reasons reasonably agreed to by the Administrative Agent), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (E) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (F) change any of the provisions of this Section or the percentage set forth in the definitions of the terms “Required Lenders” or “Majority in Interest”, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of Loans or Commitments created under this Agreement (or to Lenders extending such Loans or Commitments) on substantially the same basis as the corresponding references relating to the existing Classes of Loans, Commitments or Lenders, (G) release substantially all of the value of the Guarantees provided by the Company and the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof), created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), or (H) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), provided, further, that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (2) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such other Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (c) Notwithstanding anything to the contrary in clause (b) of this Section: (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the [[5509122]]

144 Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (ii) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (B), (C) or (D) of the first proviso set forth in clause (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in the first proviso of clause (b) of this Section, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitment, if any, terminates by the terms and upon the effectiveness of such amendment, waiver or other modification; (iii) this Agreement and the other Loan Documents may be amended as provided in Sections 1.06(c), 2.14(b), 2.21, 2.22, 2.23 and 2.24; (iv) the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”; (v) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(j) or 2.05(k) and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term; and (vi) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority in Interest on substantially the same basis as the Lenders prior to such inclusion. [[5509122]]

145 (d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. Any amendment or modification effected in accordance with this Section will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto. SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (limited, in the case of preparation, negotiation, execution, delivery and administration of the Credit Agreement and the other Loan Documents, to a single counsel for the Administrative Agent, the Arrangers and their Affiliates and, if reasonably necessary, such local counsel (limited to a single counsel per jurisdiction) as the Administrative Agent shall deem advisable in connection with the creation and perfection of security interests in the Collateral on the Effective Date), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, including the preparation, negotiation, execution and delivery of the Commitment Letter and the Fee Letters, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for any of the foregoing (limited to (A) one firm of counsel to all such Persons, taken as a whole, (B) solely in the case of any actual or potential conflict of interest, one additional firm of counsel to all such affected Persons, taken as a whole, (C) if reasonably necessary, one firm of local counsel in any relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) to all such Persons, taken as a whole, and (D) solely in the case of any actual or potential conflict of interest, one additional firm of local counsel to all such affected Persons, taken as a whole), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. All amounts due under this paragraph shall be payable by one or more Borrowers within 30 days of receipt of an invoice setting forth such amounts in reasonable detail, together with backup documentation supporting the relevant reimbursement request. (b) The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Syndication Agents, each Lender, each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being [[5509122]]

146 called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one firm of counsel to all Indemnitees taken as a whole, (ii) solely in the case of any actual or potential conflict of interest, one additional firm of counsel to all affected Indemnitees, taken as a whole, (iii) if reasonably necessary, one firm of local counsel in any relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) to all Indemnitees, taken as a whole, and (iv) solely in the case of any actual or potential conflict of interest, one additional firm of local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the structuring, arrangement and syndication of the credit facilities provided for herein, the execution and delivery of the Commitment Letter and the Fee Letters, the execution delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letters, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (B) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any Subsidiary, or any other Environmental Liability related in any way to the Company or any Subsidiary, or (D) any actual or prospective claim, litigation, arbitration, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Commitment Letter, the Fee Letters, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (x) from the bad faith, gross negligence or wilful misconduct of such Indemnitee, (y) from a breach by such Indemnitee (or any of its Related Parties) of any of its material obligations under this Agreement or any other Loan Document or (z) from any dispute not involving an act or omission by the Company or any of its Affiliates and solely among Indemnitees, other than any claims against the Administrative Agent, any Arranger or any Syndication Agent (or any of their Related Parties) solely in its capacity, or in fulfilling its role, as such. All amounts due under this paragraph shall be payable by one or more Borrowers within 30 days (1) after written demand therefor, in the case of any indemnification obligations and (2) in the case of reimbursement of costs and expenses, after receipt of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This paragraph shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. [[5509122]]

147 (c) To the extent that the Borrowers fail to pay any amount required to be paid by them under clause (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees promptly to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank or the Swingline Lender in connection with such capacity; provided, further, that, with respect to such unpaid amounts owed to any Issuing Bank or the Swingline Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or the Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, any outstanding Incremental Term Loans and unused Incremental Term Commitments, in each case, at the time (or most recently outstanding and in effect). (d) To the fullest extent permitted by applicable law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each party hereto hereby waives, any losses, claims, demands, damages, penalties or liabilities of any kind, on any theory of liability, against any other party hereto and its Related Parties (i) arising from the use by others of information or other materials (including personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall affect the indemnification obligations of any Loan Party under clause (b) of this Section 9.03 or under any other Loan Document in respect of any damages awarded against any Indemnitee. SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as a result of any merger, consolidation or amalgamation permitted under Section 6.03, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except [[5509122]]

148 in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (solely to the extent expressly provided in clause (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of: (A) the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender or (other than in the case of an assignment of any Incremental Term Loans or Refinancing Term Loans, so long as such Person (other than a natural person) has the same or better credit quality (it being understood and agreed that if the corporate rating of such Person, or the rating of the senior unsecured non-credit enhanced obligations of such Person, by both of S&P and Moody’s are the same as or higher than those of the assigning Lender, such Person shall be deemed to have the same or better, as applicable, credit quality) than the assigning Lender and is routinely engaged in providing loans pursuant to revolving or term, as applicable, credit facilities) an Affiliate of a Lender or an Approved Fund, or (2) if an Event of Default has occurred and is continuing, for any other assignment; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Incremental Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; (C) each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure; and (D) the Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure. (ii) Assignments shall be subject to the following additional conditions: [[5509122]]

149 (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Loan denominated in a Designated Currency, an equivalent thereof) unless each of the Company and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld); provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate- level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws. (iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the [[5509122]]

150 case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c). (iv) The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with [[5509122]]

151 respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. (c) (i) Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects the Loans and Commitments in which such Participant has an interest that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any [[5509122]]

152 information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.17 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or [[5509122]]

153 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letters (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement pursuant to the provisions of the Commitment Letter providing for the termination of such provisions to the extent covered hereby, all of which shall remain in full force and effect). This Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of all the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Delivery of an executed counterpart of a signature page (including any Electronic Signature) of this Agreement, any other Loan Document or any document, amendment, approval, consent, information, notice (including any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) by fax, emailed pdf or any other electronic means permitted by this Agreement that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof or thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, (A) the Administrative Agent, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by [[5509122]]

154 or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) the Loan Parties shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Administrative Agent, the Lenders (including the Swingline Lender) and the Issuing Banks without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Loan Party, the Administrative Agent, any Lender or any Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original and (B) each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record). SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of the Borrowers now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of such Borrower are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and [[5509122]]

155 the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such United States District Court or, if that court does not have subject matter jurisdiction, such Supreme Court. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Syndication Agents, the Documentation Agents, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. (e) Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement and any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notice under Section 9.01, and each [[5509122]]

156 Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf. SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties on a “need to know” basis solely in connection with the Transactions, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that such Person shall be responsible for its Related Parties’ compliance with this Section 9.12, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such disclosing party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by law, to inform the Company promptly thereof prior to disclosure), (c) to the extent required by applicable law or by any subpoena or similar legal process (in which case such disclosing party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by law, to inform the Company promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing [[5509122]]

157 confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations or (iii) any credit insurance provider, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the applicable Person on a nonconfidential basis from a source other than the Company or a Subsidiary not known to be bound by any confidentiality agreement, or (i) to data service providers, including league table providers, that serve the lending industry (limited, in the case of this clause (i), to information of the type routinely provided by arrangers of syndicated credit facilities to such providers, such as information identifying the Company, the type, tenor and amount of the credit facility established hereby and the roles and titles of the arrangers and agents named on the cover hereof, but excluding any confidential Information provided by the Company). For purposes of this Section, “Information” means all information received from any Borrower relating to the Company or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by such Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on any Arranger or the Administrative Agent, such parties may disclose Information as provided in this Section 9.12 SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. SECTION 9.14. Release of Liens and Guarantees. A Subsidiary Loan Party (other than any Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary and upon the occurrence of the [[5509122]]

158 Termination Date; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Guarantor (other than to any Guarantor or any Subsidiary required to become a Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act. SECTION 9.16. No Fiduciary Relationship. Each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby agrees that it will not assert any claim against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates based on an alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. SECTION 9.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to each Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the [[5509122]]

159 use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws. (b) Each Borrower and each Lender acknowledges that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that any Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if any Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, such information shall be posted solely on that portion of the Platform designated for Private Side Lender Representatives. Each Borrower, at the request of the Administrative Agent, agrees to specify whether any information furnished to the Administrative Agent pursuant to, or in connection with, the Agreement contains MNPI, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof. Notwithstanding the foregoing, but without limiting the provisions of the immediately preceding sentence, the Borrowers shall be under no obligation to mark any information as suitable for Public Side Lender Representatives. SECTION 9.18. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. [[5509122]]

160 SECTION 9.19. Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Subsidiary Loan Party under any Loan Document shall include a Guarantee of any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation, and no Collateral provided by any Subsidiary Loan Party shall secure any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Subsidiary Loan Party as to which any Secured Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Secured Obligations of such Loan Party as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Secured Obligations or any specified portion of the Secured Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide. (b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to enable each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (subject to the limitations on its Guarantee under the Collateral Agreement). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guarantee under the Collateral Agreement is released. Each Qualified ECP Guarantor intends that this Section shall constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 9.20. Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control. SECTION 9.21. Pari Passu Intercreditor Agreements. (a) Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Loan Parties under any Permitted Pari Passu Refinancing Securities may be secured by Liens on assets of the Loan Parties that constitute Collateral. Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Company, in connection with the issuance of any Permitted Pari Passu Refinancing Securities, any Pari Passu Intercreditor Agreement (it being understood that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of any such agreement as contemplated by the definition of the term “Pari Passu Intercreditor Agreement”) and (ii) any documents relating thereto. [[5509122]]

161 (b) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Pari Passu Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Pari Passu Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Pari Passu Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Pari Passu Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document. (c) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Pari Passu Intercreditor Agreement that the Borrowers may from time to time request (i) to give effect to any issuance, amendment, extension, renewal, refinancing or replacement of any Permitted Pari Passu Refinancing Securities, (ii) to confirm for any party that such Pari Passu Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties and (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Pari Passu Intercreditor Agreement if executed at such time as a new agreement. (d) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Pari Passu Intercreditor Agreement. (e) The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Pari Passu Intercreditor Agreement to the full extent thereof. SECTION 9.22. Limit on CFC Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no CFC shall be liable for any Secured Obligations of the Company or any Domestic Subsidiary that is not a CFC. SECTION 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the [[5509122]]

162 Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. SECTION 9.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered [[5509122]]

163 Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [Signature pages follow] [[5509122]]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by Name: Matthew Cheung Title: Vice President [Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT OF KNOWLES CORPORATION Name of Institution: Bank of America, N.A. by _________________________ Name: A. Quinn Richardson Title: Senior Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT OF KNOWLES CORPORATION Sumitomo Mitsui Banking Corporation: By _________________________ Name: Jun Ashley Title: Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT OF KNOWLES CORPORATION Name of Institution: BMO Harris Bank, N.A. by _________________________ Name: Jeff LaRue Title: Vice President

SCHEDULE 2.01 Commitments Lender Revolving Commitment JPMorgan Chase Bank, N.A. $55,000,000.00 Bank of America, N.A. $55,000,000.00 Sumitomo Mitsui Banking Corporation $55,000,000.00 HSBC Bank USA, N.A. $42,500,000.00 KeyBank National Association $42,500,000.00 PNC Bank, National Association $42,500,000.00 U.S. Bank National Association $42,500,000.00 BMO Harris Bank, N.A. $35,000,000.00 Fifth Third Bank, National Association $30,000,000.00 Total Revolving Commitments $400,000,000.00 [[5516052]]

SCHEDULE 2.05A Existing Letters of Credit None. [[5516052]]

SCHEDULE 2.05B LC Commitments Issuing Bank LC Commitment JPMorgan Chase Bank N.A. $16,666,666.68 Bank of America, N.A. $16,666,666.66 Sumitomo Mitsui Banking Corporation $16,666,666.66 Total LC Commitments $50,000,000.00 [[5516052]]

SCHEDULE 3.11

Subsidiaries and Joint Ventures

Issuer	Jurisdiction of Organization	Registered Owner	Percentage of Equity Interests
Knowles Capital Holdings, Inc.***	Delaware	Knowles Corporation	100%
Knowles Cazenovia Inc.*	Delaware	Knowles Capital Holdings, Inc.	100%
Novacap, LLC	Delaware	Knowles Capital Holdings, Inc.	100%
Knowles Electronics Holdings, Inc.***	Delaware	Knowles Capital Holdings, Inc.	100%
Knowles Intermediate Holding, Inc.***	Delaware	Knowles Electronics Holdings, Inc.	100%
Knowles Electronics, LLC*	Delaware	Knowles Electronics Holdings, Inc.	100%
Knowles Electronics Singapore Pte Ltd	Singapore	Knowles Intermediate Holding, Inc.	100%
Knowles Electronics Denmark ApS	Denmark	Knowles Intermediate Holding, Inc.	100%
Knowles Luxembourg S.à.r.l.	Luxembourg	Knowles Intermediate Holding, Inc.	100%
Knowles Europe	U.K.	Knowles Luxembourg S.à.r.l.	100%
Knowles Holdings Austria GmbH	Austria	Knowles Luxembourg S.à.r.l.	100%
Knowles Luxembourg International S.à.r.l.**	Luxembourg	Knowles Luxembourg S.à.r.l.	100%
Knowles IPC (M) Sdn. Bhd.	Malaysia	Knowles Luxembourg International S.à.r.l.	100%
Knowles Electronics Taiwan, Ltd.	Taiwan	Knowles Luxembourg International S.à.r.l.	100%
Knowles Electronics (Malaysia) Sdn. Bhd.**	Malaysia	Knowles IPC (M) Sdn. Bhd.	100%
Knowles Electronics Japan K.K.	Japan	Knowles IPC (M) Sdn. Bhd.	100%
Knowles Electronics (Weifang) Co., Ltd.	China	Knowles Electronics Singapore Pte Ltd	100%
Knowles Electronics (Suzhou) Co., Ltd.**	China	Knowles Electronics Singapore Pte Ltd	100%
Knowles Electronics (Philippines) Corporation	Philippines	Daniel James Giesecke	<1%

*Material Subsidiary and Designated Subsidiary
**Material Subsidiary
***Designated Subsidiary

[[5516052]]

Issuer	Jurisdiction of Organization	Registered Owner	Percentage of Equity Interests
Knowles Electronics (Philippines) Corporation	Philippines	Christian Scherp	<1%
Knowles Electronics (Philippines) Corporation	Philippines	Joseph Emmanuel Liwag	<1%
Knowles Electronics (Philippines) Corporation	Philippines	Agnes B. Lucente	<1%
Knowles Electronics (Philippines) Corporation	Philippines	Edmund Minerva	<1%
Knowles Electronics (Philippines) Corporation	Philippines	Knowles Electronics Singapore Pte Ltd	99.99% (100% beneficial ownership)
Knowles (UK) Limited	U.K.	Knowles Electronics Singapore Pte Ltd	100%
Johanson Dominicana S.A.S (DR)	Dominican Republic	Knowles Cazenovia Inc.	100%
Knowles Electronics (Shanghai) Co., Ltd.	China	Audience Singapore Pte Ltd	100%
Audience Communications Systems India Private Limited	India	Audience Singapore Pte Ltd	99.99%
Audience Communications Systems India Private Limited	India	Knowles Electronics LLC	.01%
Audience International, Inc.	Cayman Islands	Knowles IPC (M) Sdn. Bhd.	100%
Audience Singapore Pte Ltd	Singapore	Audience International, Inc.	100%
Sensor Platforms, Inc.	Delaware	Knowles Electronics, LLC	100%
Knowles Korea Yuhan Hoesa	Korea	Audience Singapore Pte Ltd	100%
Knowles Electronics GmbH	Switzerland	Knowles Luxembourg International S.à.r.l.	100%

[[5516052]]

[[5516052]]

SCHEDULE 6.01 Existing Indebtedness 1. Company’s 3.25% Convertible Senior Notes due November 1, 2021 in the aggregate original principal amount of $172,500,000. 2. Knowles Electronics Suzhou Co. Ltd. capital lease of $7,785,518 (CNY 54,521,207) as of July 31, 2020 due March 31, 2025. 3. Other Knowles capital leases in a total of $139,949 as of July 31, 2020 (various local currencies and maturity dates). 4. Letter of Credit issued by Sumitomo Mitsui Banking Corporation for the benefit of BPG Polska Audyt SP Z.O.O in the amount of $330,000. 5. Letter of Credit issued by Citibank N.A. (Makati Branch) for the benefit of First Gen Energy Solutions in the amount of $164,9352. 6. Letter of Credit issued by JPMorgan Chase Bank, N.A. for the benefit of Lake Park Associates, LLC in the amount of $262,352. 2 Translated using Knowles August 2020 month end FX rates. [[5516052]]

SCHEDULE 6.02 Existing Liens 1. Tax lien, filed on August 19, 2019, in Du Page County, Illinois County Recorder, against Knowles Electronics, LLC in favor of the Illinois Department of Employment Security Revenue Collection Enforcement Unit (document number #R2019-071240) in the amount of $1,343.27 related to unemployment taxes. [[5516052]]

SCHEDULE 6.04 Existing Investments 1. Non-controlling interest in Revod (Philippines) Holdings Corporation 2. Non-controlling interest in KEP (Philippines) Realty Corp [[5516052]]

SCHEDULE 6.10 Existing Restrictions None. [[5516052]]

EXHIBIT A [FORM OF] ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) the interest in and to all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facilities identified below (including, without limitation, any Letters of Credit and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: _______________________________________________________ 2. Assignee: ________________________________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]]1 3. Borrowers: Knowles Corporation, Knowles Luxembourg International S.à r.l. and the other Borrowing Subsidiaries (as defined in the Credit Agreement) 4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement 1 Select as applicable. [[5513834]]

5. Credit Agreement: The Credit Agreement dated as of September 4, 2020, among Knowles Corporation, Knowles Luxembourg International S.à r.l., the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent 6. Assigned Interest: 2 Percentage Assigned Aggregate Amount of Aggregate of Amount of the Amount of Commitments/Loans Commitments/Loans Commitments/Loans of the applicable of the applicable of the applicable Facility Assigned Class of all Lenders Class Assigned Class of all Lenders3 Revolving $ $ % Commitments/Revolving Loans [ ]4 $ $ % Effective Date: , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR] The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about Knowles Corporation, the Subsidiaries and its and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. 2 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable. 3 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Revolving Lenders or Incremental Term Lenders of any Series, as applicable. 4 In the event Incremental Term Loans of any Class are established under Section 2.21 of the Credit Agreement or any new Class of Loans or Commitments is established pursuant to Section 2.22 or Section 2.24 of the Credit Agreement, refer to the Class of such Loans or Commitments assigned. [[5513834]]

The terms set forth above are hereby [Consented to and]6 Accepted: agreed to: JPMORGAN CHASE BANK, N.A., as ________________, as Assignor, Administrative Agent, by by _____________________________ _____________________________ Name: Name: Title: Title: ________________, as Assignee,5 Consented to: by [KNOWLES CORPORATION, _____________________________ Name: by Title: _____________________________ Name: Title:]7 [JPMORGAN CHASE BANK, N.A., as the Swingline Lender, by _____________________________ Name: Title:] 8 [NAME OF EACH ISSUING BANK, by _____________________________ Name: Title:] 9 5 The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under Section 2.17(f) of the Credit Agreement. 6 No consent of the Administrative Agent is required for an assignment of any Incremental Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund. 7 No consent of the Company is required for an assignment to a Lender or (other than in the case of an assignment of any Incremental Term Loans or Refinancing Term Loans, so long as such Person (other than a natural person) has the same or better credit quality (it being understood and agreed that if the corporate rating of such Person, or the rating of the senior unsecured non-credit enhanced obligations of such Person, by both of S&P and Moody’s are the same as or higher than those of the assigning Lender, such Person shall be deemed to have the same or better, as applicable, credit quality) than the assigning Lender and is routinely engaged in providing loans pursuant to revolving or term, as applicable, credit facilities) an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment. 8 Required in the case of any assignment of all or any portion of a Revolving Commitment or any Lender’s obligation in respect of its Swingline Exposure. [SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION] [[5513834]]

9 Required in the case of any assignment of all or any portion of a Revolving Commitment or any Lender’s obligation in respect of its LC Exposure. Prepare a separate signature block for each Issuing Bank. [SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION] [[5513834]]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company or any of the Subsidiaries or any other Affiliate of the Company or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of the Subsidiaries or any other Affiliate of the Company or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type), (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, (vi) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit [[5513834]]

Agreement (including Section 2.17(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York. [[5513834]]

[FORM OF] BORROWING REQUEST [For Borrowings denominated in dollars] JPMorgan Chase Bank, N.A., as Administrative Agent 500 Stanton Christiana Road, NCC5/1st Floor Newark, DE 19713 Attention: Loan and Agency Services Group Fax: (302) 634-3301 Email: heather.robaszkiewicz@jpmorgan.com [For Borrowings denominated in any Designated Currency] J.P. Morgan Europe Limited Loans Agency, 6th Floor 25 Bank Street Canary Wharf, London E145JP United Kingdom Fax: 44 207 777 2360 Email: European.loan.operations@jpmorgan.com Copy to: JPMorgan Chase Bank, N.A., as Administrative Agent 383 Madison Avenue New York, NY 10179 Attention: Matthew Cheung Fax: (212) 270-3279 Email: matthew.cheung@jpmorgan.com [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Request and the [Company]/[undersigned Borrowing Subsidiary] hereby gives you notice, pursuant to Section [2.03] [2.04] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing: [SIGNATURE PAGE TO BORROWING REQUEST] [[5513834]]

(A) Borrower:_____________________________________________ (B) Class of Borrowing:10 ____________________________________ (C) Currency of Borrowing:11__________________________________ (D) Aggregate principal amount of Borrowing:12 [$][€][£]_________________ (E) Date of Borrowing (which is a Business Day): ________________ (F) Type of Borrowing:13 ____________________________________ (G) Interest Period and the last day thereof:14 _____________________ (H) Location and number of the Applicable Funding Account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________) [Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:__________________________________________]15 The [Company]/[undersigned Borrowing Subsidiary] hereby certifies that the conditions specified in clauses (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Aggregate Revolving Exposure and the Aggregate Designated Currency Revolving Exposure (or, in each case any component thereof) shall not exceed the applicable maximum amount thereof (or, in each case the maximum amount of any such component) specified in Section 2.01 or 2.04(a) of the Credit Agreement. 10 Specify Revolving Borrowing, Swingline Borrowing, Incremental Term Borrowing of any Series or, if any new Class of Commitments is established under Section 2.22 or 2.24, a Borrowing of such Class. 11 If no election as to the currency is specified, then such Borrowing shall be in dollars. 12 Must comply with Sections 2.01, 2.02(c) and 2.04(a) of the Credit Agreement. 13 Specify ABR Borrowing, LIBOR Borrowing or EURIBOR Borrowing (LIBOR and EURIBOR not available for Swingline Borrowings). If no election as to the Type of Borrowing is specified, then if the specified currency of such Borrowing is (a) dollars, then the requested Borrowing shall be a LIBOR Borrowing, (b) Euro, then the requested Borrowing shall be a EURIBOR Borrowing and (c) Pounds Sterling or any other Designated Currency, then the requested Borrowing shall be a LIBOR Borrowing. 14 Applicable to LIBOR and EURIBOR Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one or two weeks or one, two (other than in the case of EURIBOR Borrowings), three or six months. If no Interest Period is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. May not end after the applicable Maturity Date. 15 Specify only in the case of an ABR Revolving Borrowing or Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement. [SIGNATURE PAGE TO BORROWING REQUEST] [[5513834]]

Very truly yours [KNOWLES CORPORATION]/[BORROWING SUBSIDIARY] By: Name: Title: [SIGNATURE PAGE TO BORROWING REQUEST] [[5513834]]

EXHIBIT C-1 [FORM OF] BORROWING SUBSIDIARY AGREEMENT dated as of [ ] (this “Agreement”), among KNOWLES CORPORATION, a Delaware corporation (“the Company”), [ ], a [ ] (the “New Borrowing Subsidiary”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Under the Credit Agreement, the Lenders and Issuing Banks have agreed, upon the terms and subject to the conditions therein set forth, to make Loans and to issue Letters of Credit to the Borrowing Subsidiaries. The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement pursuant to Section 2.23 thereof. The Company and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a wholly owned Subsidiary of the Company organized under the laws of [ ] as a [ ]. The Company agrees that the Guarantees of the Company and the other Guarantors contained in the Collateral Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, and unless any Revolving Lender informs the Administrative Agent in accordance with Section 2.23 of the Credit Agreement that it is unlawful for such Revolving Lender to extend credit to such Subsidiary, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [[5513834]]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above. KNOWLES CORPORATION, By Name: Title: [NAME OF NEW BORROWING SUBSIDIARY], By Name: Title: JPMORGAN CHASE BANK, N.A., as Administrative Agent, By Name: Title: [SIGNATURE PAGE TO BORROWING SUBSIDIARY AGREEMENT] [[5513834]]

EXHIBIT C-2 [FORM OF] BORROWING SUBSIDIARY TERMINATION JPMorgan Chase Bank, N.A., as Administrative Agent 500 Stanton Christiana Road, NCC5/1st Floor Newark, DE 19713 Attention: Loan and Agency Services Group Fax: (302) 634-3301 Email: heather.robaszkiewicz@jpmorgan.com Copy to: JPMorgan Chase Bank, N.A., as Administrative Agent 383 Madison Avenue New York, NY 10179 Attention: Matthew Cheung Fax: (212) 270-3279 Email: matthew.cheung@jpmorgan.com [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The Company hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary (or any LC Disbursements thereunder) are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees on or in respect of Loans and Letters of Credit (and, to the extent notified by the Administrative Agent, any Issuing Bank or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Very truly yours, [[5513834]]

KNOWLES CORPORATION, By Name: Title: [SIGNATURE PAGE TO BORROWING SUBSIDIARY TERMINATION] [[5513834]]

EXHIBIT D [FORM OF] COMPLIANCE CERTIFICATE [The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.] Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement. The undersigned, [specify title] of the Company, hereby certifies (solely in [his]/[her] capacity as an officer of the Company and not individually), as follows: 1. I am a Financial Officer of the Company. 2. [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ]] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [ ], have been [filed with the SEC and are publicly available on the website of the SEC at http://www.sec.gov][publicly made available on the Company’s website]]. [or] [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ]] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year have been [filed with the SEC and are publicly available on the website of the SEC at http://www.sec.gov][publicly made available on the Company’s website]]. Such financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.] 3. All notices required under Section 5.10 of the Credit Agreement have been provided. 4. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by the attached financial [[5513834]]

statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently heretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement, that has had, or could have, a significant effect on the calculations of the Interest Coverage Ratio, the Total Leverage Ratio or the Senior Secured Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations. 5. Attached as Annex A is a calculation of the Interest Coverage Ratio, the Total Leverage Ratio [and][,] the Senior Secured Leverage Ratio [and the Liquidity]16 which is, in all material respects as of the date of this Certificate, true and accurate. The foregoing certifications are made and delivered on [ ] pursuant to Section 5.01(c) of the Credit Agreement. KNOWLES CORPORATION, By: ______________________________ Name: Title: 16 To be included from and after the Springing Maturity Test Date and for so long as the Existing Senior Notes Repayment has not occurred. [[5513834]]

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy]. 1. Consolidated Net Income: (i) - (ii) = $[___,___,___] (i) the consolidated net income or loss of the Company for the period of four consecutive fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP: $[___,___,___] (ii)17 To the extent included in net income referred to in (i): (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clause (b) below, any other consolidated Subsidiary during such period: $[___,___,___] (b) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary: $[___,___,___] 2. Consolidated EBITDA:18 (i) + (ii) - (iii) = (i) Consolidated Net Income: $[___,___,___] (ii)19 (a) Consolidated Interest Expense for such period: $[___,___,___] (b) provision for federal, state, local and foreign income $[___,___,___] tax (or similar Taxes in lieu of income tax) expensed 17 Items to be set forth without duplication. 18 Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets (including asset retirement costs or returned surplus assets of any employee benefit plan) outside the ordinary course of business by the Company or any of its consolidated Subsidiaries. All amounts added back in computing Consolidated EBITDA for any period pursuant to clauses (a) of the definition of “Consolidated EBITDA” in the Credit Agreement, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) of the definition of “Consolidated EBITDA” in the Credit Agreement, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement. 19 Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income. Annex A to Compliance Certificate [[5513834]]

during such period including, in each case, arising out of Tax examinations: (c) all amounts attributable to depreciation and amortization of assets for such period: $[___,___,___] (d) any noncash items decreasing Consolidated Net Income for such period:20 $[___,___,___] (e) any (A) extraordinary charges for such period and (B) non-recurring or unusual charges for such period (including, in the case of clauses (A) and (B), those resulting from legal settlements, fines, judgments or orders): $[___,___,___] (f) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement: $[___,___,___] (g) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements: $[___,___,___] (h) the cumulative effect for such period of a change in accounting principles: $[___,___,___] (i) restructuring charges, costs, expenses and reserves or increases to existing reserves (including those consisting of charges, costs, expenses, reserves or increases associated with increasing the value of acquired inventory under GAAP, severance costs, relocation costs, integration costs, other business optimization costs, expenses or reserves, signing costs, retention or completion bonuses, transition costs, costs related to the closure or consolidation of facilities or curtailments, new systems design and implementation costs and modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities)): $[___,___,___] (j) costs or expenses related to (A) the Transactions (as defined in the Existing Credit Agreement and the Credit Agreement) and (B) any issuance of Equity $[___,___,___] Interests, any Investment, acquisition or Disposition 20 Any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (d) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made. Annex A to Compliance Certificate [[5513834]]

outside the ordinary course of business, casualty or condemnation events, recapitalizations or the incurrence, extension, renewal, refinancing, repayment, prepayment, exchange of Indebtedness permitted to be incurred hereunder and any amendment or modification to the terms of any of the foregoing transactions:21 (k) [Reserved] (l) charges, costs or expenses or any reserve with respect thereto to the extent (A) actually reimbursed or (B) reimbursable pursuant to any insurance, indemnification or reimbursement provisions or similar agreements; provided that, in the case of clause (B), the Company reasonably expects to receive reimbursement for such charges, costs or expenses in any of the next four fiscal quarters following the accrual of such charges, costs, expenses or reserve (it being understood that to the extent not actually so reimbursed within such four fiscal quarters, such charges, costs or expenses shall be deducted in calculating Consolidated EBITDA for such fiscal quarters): $[___,___,___] (m) earn-out obligations incurred in connection with any acquisition permitted under Section 6.04 of the Credit Agreement and paid or accrued during such period: $[___,___,___] (iii)22 (a) any extraordinary, non-recurring or unusual income or gains for such period: $[___,___,___] (b) any noncash income or gains for such period: $[___,___,___] (c) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement: $[___,___,___] (d) any unrealized gains for such period attributable to $[___,___,___] the application of “mark to market” accounting in 21 The aggregate adjustments in any period of four consecutive fiscal quarters of the Company attributable to cash items under clauses (ii)(e)(B), (ii)(i) and (ii)(j)(B) shall not account for more than 15% of Consolidated EBITDA for such period. 22 Items to be set forth without duplication and to the extent included in determining Consolidated Net Income. Annex A to Compliance Certificate [[5513834]]

respect of Hedging Agreements: (e) the cumulative effect for such period of a change in accounting principles: $[___,___,___] 3. Total Indebtedness: (i) + (ii) = $[___,___,___] (i) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date, in the amount that would be reflected in the “liabilities” section on a balance sheet (excluding the footnotes thereto) prepared as of such date on a consolidated basis in accordance with GAAP:23 $[___,___,___] (ii) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis:24 $[___,___,___] 4. Consolidated Cash Interest Expense: (i) + (ii) + (iii) =2526 $[___,___,___] (i) total interest expense (including that properly attributable to capital leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company on a consolidated basis in accordance with GAAP, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount), all as determined on a consolidated basis in accordance with GAAP, but only to the extent paid in cash during such period: $[___,___,___] (ii) amounts paid in cash during such period in respect of $[___,___,___] amounts that were (or would have been) included in 23 To be calculated without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness. 24 For purposes of clause (ii), the term “Indebtedness” shall not include contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness. 25 Items to be set forth without duplication. 26 If during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement. Annex A to Compliance Certificate [[5513834]]

Consolidated Interest Expense during any prior period: (iii) amounts paid in cash during such period in respect of amounts that will be included in Consolidated Interest Expense during any future period: $[___,___,___] 5. Total Leverage Ratio: (i) / (ii) = $[___,___,___] (i) Total Indebtedness as of such date: $[___,___,___] (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date: $[___,___,___] 6. Senior Secured Leverage Ratio: (i) / (ii) = $[___,___,___] (i) that portion of Total Indebtedness as of such date that is secured by any Lien on property or assets of the Company or any Subsidiary: $[___,___,___] (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date: $[___,___,___] 7. Interest Coverage Ratio: (i) / (ii) = $[___,___,___] (i) Consolidated EBITDA: $[___,___,___] (ii) Consolidated Cash Interest Expense: $[___,___,___] 8. Liquidity: ((i) + (ii) +(iii)) – (iv) = $[___,___,___] (i) 100% of the Unrestricted Cash of the Company and its Domestic Subsidiaries (other than any Domestic Subsidiary that is a subsidiary of any Foreign Subsidiary) as of such date27: $[___,___,___] (ii) 75% of the Unrestricted Cash of the Foreign Subsidiaries (or of Domestic Subsidiaries that are subsidiaries of Foreign Subsidiaries) as of such date28: 27 In the case of non-wholly owned Subsidiaries, to the extent of the Company’s direct or indirect equity ownership thereof and, in the case of any Subsidiary, excluding Unrestricted Cash of any such Subsidiary to the extent that, on such date, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted under applicable law or is subject to any prior governmental approval that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary. 28 In the case of non-wholly owned Subsidiaries, to the extent of the Company’s direct or indirect equity ownership thereof and, in the case of any Subsidiary, excluding Unrestricted Cash of any such Subsidiary to the extent that, on such date, the declaration or payment of cash dividends or similar cash Annex A to Compliance Certificate [[5513834]]

(iii) unused Aggregate Revolving Commitment as of such date29: $[___,___,___] (iv) aggregate principal amount of the Existing Senior Notes outstanding as of such date: $[___,___,___] distributions by such Subsidiary is not permitted under applicable law or is subject to any prior governmental approval that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary. 29 To be added only if and to the extent the conditions precedent to the borrowing thereunder set forth in Sections 4.02(a) and 4.02(b) are capable of being satisfied as determined by the Company in its reasonable judgment. Annex A to Compliance Certificate [[5513834]]

EXHIBIT E [FORM OF] INTEREST ELECTION REQUEST [For Borrowings denominated in dollars] JPMorgan Chase Bank, N.A., as Administrative Agent 500 Stanton Christiana Road, NCC5/1st Floor Newark, DE 19713 Attention: Loan and Agency Services Group Fax: (302) 634-3301 Email: heather.robaszkiewicz@jpmorgan.com Copy to: [For Borrowings denominated in any Designated Currency] J.P. Morgan Europe Limited Loans Agency, 6th Floor 25 Bank Street Canary Wharf, London E145JP United Kingdom Fax: 44 207 777 2360 Email: European.loan.operations@jpmorgan.com Copy to: JPMorgan Chase Bank, N.A., as Administrative Agent 383 Madison Avenue New York, NY 10179 Attention: Matthew Cheung Fax: (212) 270-3279 Email: matthew.cheung@jpmorgan.com [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. [[5513834]]

This notice constitutes an Interest Election Request and the [Company]/[undersigned Borrowing Subsidiary] hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a [Revolving] [Term] Borrowing under the Credit Agreement, and in connection therewith the Borrower specified below specifies the following information with respect to such Borrowing and each resulting Borrowing: 1. Borrower making this request: ______________________ 2. Borrowing to which this request applies: Principal Amount: ______________________ Currency: __________________________ Class: __________________________ Type: _______________________________ Interest Period30: _______________________ 2. Effective date of this election31: _______________________________ 3. Resulting Borrowing[s]32 Principal Amount33: _______________________________ Currency: _______________________________ Type34 _______________________________ Interest Period35 _______________________________ 30 In the case of a LIBOR or EURIBOR Borrowing, specify the last day of the current Interest Period therefor. 31 Must be a Business Day. 32 If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement. 33 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above. 34 Specify whether the resulting Borrowing is to be a ABR Borrowing, LIBOR Borrowing or EURIBOR Borrowing. 35 Applicable only if the resulting Borrowing is to be a LIBOR or EURIBOR Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one or two weeks or one, two (other than in the case of EURIBOR Borrowings), three or six months. Cannot extend beyond the applicable Maturity Date. If no Interest Period is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. [[5513834]]

Very truly yours, [KNOWLES CORPORATION]/[BORROWING SUBSIDIARY], By: Name: Title: [SIGNATURE PAGE TO INTEREST ELECTION REQUEST] [[5513834]]

EXHIBIT F [FORM OF] PERFECTION CERTIFICATE Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), Knowles Luxembourg International S.à r.l, the other Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable. The undersigned, a [specify title]36 of the Company, hereby certifies, on behalf of the Company and not individually, to the Administrative Agent and each other Secured Party as follows, as of the date hereof: 1. Names. (a) The exact legal name of each Grantor, as such name appears in its certificate of formation or organization, is set forth on Schedule 1(a). (b) Set forth on Schedule 1(b) is each other legal name each Grantor has had in the past five years, together with the date of the relevant change . (c) Except as set forth on Schedule 1(c), no Grantor has changed its corporate or other organizational identity in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions (including acquisitions of all or substantially all of the assets of another person), as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1(c) the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation. (d) Set forth on Schedule 1(d) is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization. 2. Current Locations. (a) The jurisdiction of formation or organization of each Grantor that is a registered organization is set forth in Schedule 2(a) opposite its name. (b) The chief executive office of each Grantor is located at the address set forth on Schedule 2(b) opposite its name. 3. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2(a) hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement. 36 Each Perfection Certificate must be signed by a Financial Officer of the Company. [[5513834]]

4. Stock Ownership and other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of (a) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of each Subsidiary, in each case, that is owned by any Grantor and (b) each equity investment of any Grantor that represents 50% or more of the Equity Interests of the Person in which such investment was made, in each case specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests. [[5513834]]

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [___] day of [________], 20[__]. KNOWLES CORPORATION, by ___________________________ Name: Title: [SIGNATURE PAGE TO PERFECTION CERTIFICATE] [[5513834]]

EXHIBIT G [FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE Reference is made to the Credit Agreement dated as of September 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable. This Supplemental Perfection Certificate dated as of [ ], 20[ ] is delivered pursuant to Section 5.01(d) of the Credit Agreement (this certificate and each other certificate heretofore delivered pursuant to Section 5.01(d) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Effective Date and prior to the date hereof, the “Prior Perfection Certificate”). The undersigned, [specify title]37 of the Company, hereby certifies, on behalf of the Company and not individually, to the Administrative Agent as follows and the date hereof: 1. Equity Interests. Attached hereto as Schedule 1 is a true and correct list of (a) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of each Subsidiary, in each case, that is owned by any Grantor and (b) each equity investment of any Grantor that represents 50% or more of the Equity Interests of the Person in which such investment was made, in each case specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate. 37 Each Supplemental Perfection Certificate must be signed by a Financial Officer of the Company. [[5513834]]

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [ ], 20[ ]. KNOWLES CORPORATION, by Name: Title: [[5513834]]

Schedule 1 Equity Interests Number of Equity Percentage of Grantor Issuer Certificate Number Interests Ownership [[5513834]]

EXHIBIT H-1 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of September 4, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ ___, 20[ ] [[5513834]]

EXHIBIT H-2 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of September 4, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ ___, 20[ ] [[5513834]]

EXHIBIT H-3 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of September 4, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ ___, 20[ ] [[5513834]]

EXHIBIT H-4 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of September 4, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ ___, 20[ ] [[5513834]]